UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAR PACIFIC HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD MAY 1, 2025

DEAR STOCKHOLDERS:

We cordially invite you to attend our 2025 annual meeting of stockholders of Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”). The meeting will be held virtually at verus://www.viewproxy.com/Parpacific/2025 on Thursday, May 1, 2025, at 8:30 a.m. (Houston time). At the meeting, stockholders will be asked to vote on the following matters:

PROPOSAL ONE	To elect the Board of Directors;
PROPOSAL TWO	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
PROPOSAL THREE

To approve an amendment to the 2018 Par Pacific Holdings, Inc. Employee Stock Purchase Plan that provides for an increase in the maximum number of shares of our common stock reserved and available for issuance by 500,000 shares.

We will also transact any other business as may properly come before the meeting.

Stockholders who owned our common stock at the close of business on Wednesday, March 5, 2025, may attend and vote at the meeting. A stockholders’ list will be available at our offices at 825 Town and Country Lane, Suite 1500, Houston, Texas 77024 for the ten-day period prior to the meeting. We hope that you will be able to attend the meeting.

We provide our proxy materials, including our Proxy Statement and Annual Report, electronically on the Internet. This expedites your receipt of proxy materials, conserves resources, and lowers the cost of the meeting. On or about March 21, 2025, we are posting our proxy materials at http://www.viewproxy.com/Parpacific/2025 and mailing stockholders a Notice of Internet Availability of Proxy Materials that explains how to access the proxy materials on the Internet. We are also mailing a printed set of the proxy materials to stockholders who have elected to receive paper copies. Stockholders may request a printed set of the proxy materials by following the instructions in the Notice.

Whether or not you plan to attend the meeting, please vote electronically via the Internet or, if you requested paper copies of the proxy materials, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. See “How do I cast my vote?” in the proxy statement for more details.

We thank you for your continued support and look forward to your attendance at our virtual annual meeting. By order of the Board of Directors,

Jeffrey R. Hollis

Senior Vice President, General Counsel, and Secretary

Houston, Texas

March 21, 2025

PAR PACIFIC HOLDINGS, INC. 825 Town and Country Lane, Suite 1500  Houston, Texas 77024                 1

QUESTIONS

AND ANSWERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Our Board of Directors (the “Board”) is soliciting proxies for the 2025 annual meeting of stockholders to be held virtually at http://www.viewproxy.com/Parpacific/2025 on Thursday, May 1, 2025, at 8:30 a.m. (Houston time), and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Par Pacific Holdings, Inc. (the “Company” or “Par Pacific”) will pay the costs of soliciting proxies from stockholders. Our directors, officers and regular employees may solicit proxies on behalf of Par Pacific, without additional compensation, personally or by telephone or by email or through the Internet. Additionally, Alliance Advisors LLC has been retained to provide certain proxy logistics and solicitation services at an anticipated cost of approximately $30,000.

QUESTIONS AND ANSWERS

Who can vote at the meeting?

The Board set March 5, 2025, as the record date for the meeting. You can attend and vote at the meeting if you were a common stockholder of Par Pacific at the close of business on the record date, March 5, 2025. On that date, there were 54,350,924 shares of our common stock outstanding and entitled to vote at the meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about March 21, 2025, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability, beginning on or about March 21, 2025, to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

What proposals will be voted on at the meeting?

Three proposals are scheduled to be voted upon at the meeting:

• The election of directors;

• The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

• The approval of an amendment to the 2018 Par Pacific Holdings, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) that provides for an increase in the maximum number of shares of our common stock reserved and available for issuance by 500,000 shares.

QUESTION AND ANSWERS                 3

Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Internet Availability of Proxy Materials identifies the items to be voted on at the meeting, but you cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to vote via the Internet or by requesting and returning a paper proxy card.

How can I get electronic access to the proxy materials?

The Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to:

• View our proxy materials for the meeting on the Internet; and

• Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How do I cast my vote?

For stockholders whose shares are registered in their own names, as an alternative to voting at the meeting, you may vote via the Internet or, for those stockholders who request a paper proxy card in the mail, by mailing a completed proxy card. The Notice of Internet Availability of Proxy Materials provides information on how to vote via the Internet or request a paper proxy card and vote by mail. Those stockholders who request a paper proxy card and elect to vote by mail should sign and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials, and your shares will be voted at the meeting in the manner you direct. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by our Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any postponement or adjournment of the meeting. We do not know of any other business to be considered at the meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.

QUESTIONS

AND ANSWERS

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of independent auditors, but not the election of directors or the amendment to the Employee Stock Purchase Plan. Your vote is especially important. If your shares are held by a broker, your broker cannot vote your shares for these non-routine matters unless you provide voting instructions. Therefore, please instruct your broker regarding how to vote your shares promptly. See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.

How do I attend the meeting? What do I need to attend the meeting?

You are entitled to attend the meeting if you were a common stockholder at the close of business on the record date, March 5, 2025, or if you hold a valid legal proxy for the meeting. To vote during the meeting, you will need a control number. If you are a registered holder, your control number may be found on your proxy card or the Notice of Internet Availability of Proxy Materials. If you are a beneficial holder, your control number will be assigned to you in a confirmation email when you register for the meeting. You can register for the meeting by visiting http://www.viewproxy.com/Parpacific/2025 and clicking “Virtual Meeting Registration.” Please register and vote by 11:59 p.m. (EDT) on April 30, 2025. Once you have registered, follow the instructions in your confirmation email to attend the meeting.

Can I revoke or change my proxy?

Yes. You may revoke or change a previously delivered proxy at any time before the meeting by delivering another proxy with a later date, by voting again via the Internet or by delivering written notice of revocation of your proxy to our Secretary at our principal executive offices before the beginning of the meeting. You may also revoke your proxy by attending the meeting and voting, although attendance at the meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a broker, bank or other nominee, you must contact that nominee to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting at the meeting if you obtain a legal proxy.

QUESTION AND ANSWERS                 5

How does the Board recommend I vote on the proposals?

The Board recommends you vote “FOR” each of the nominees to our Board of Directors, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and “FOR” the approval of an amendment to the 2018 Par Pacific Holdings, Inc. Employee Stock Purchase Plan that provides for an increase in the maximum number of shares of our common stock reserved and available for issuance by 500,000 shares.

Who will count the vote?

The inspector of election will count the vote. Par Pacific’s Secretary will act as the inspector of election.

What is a “quorum?”

A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is a majority of the outstanding shares as of the record date, present or represented by proxy at the meeting. Your shares will be counted for purposes of determining if there is a quorum if you are present and vote at the meeting; or have voted on the Internet or by properly submitting a proxy card or voting instruction card by mail. Abstentions and broker non-votes also count toward the quorum. An abstention will have the same practical effect as a vote against the ratification of the appointment of our independent registered public accounting firm and the amendment to the Employee Stock Purchase Plan. “Broker non-votes” occur when brokers, banks or other nominees that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners prior to the meeting and do not have discretionary voting authority to vote those shares.

QUESTIONS

AND ANSWERS

What vote is required to approve each item?

The following table sets forth the voting requirement with respect to each of the proposals:

PROPOSAL ONE Election of directors.	The ten nominees for election as directors at the annual meeting who receive the greatest number of “FOR” votes cast by the stockholders, a plurality, will be elected as our directors.

PROPOSAL TWO Ratification of appointment of independent registered public accounting firm.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote.

PROPOSAL THREE Approval of the amendment to the Employee Stock Purchase Plan.

To be approved by stockholders, this proposal must receive the affirmative “FOR” vote of the holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote.

What does it mean if I get more than one Notice of Internet Availability of Proxy Materials?

Your shares are probably registered in more than one account. Please provide voting instructions for all Notices of Internet Availability of Proxy Materials, and proxy and voting instruction cards you receive.

How many votes can I cast?

On all matters you are entitled to one vote per share.

Where can I find the voting results of the meeting?

The preliminary voting results will be announced at the meeting. The final results will be published in a current report on Form 8-K to be filed by us with the SEC within four business days of the meeting.

QUESTION AND ANSWERS                 7

PROPOSAL **ONE**

ELECTION OF DIRECTORS

Our Board of Directors recommends a vote **“FOR” all ten nominees** to the Board.

ELECTION OF
DIRECTORS

At the meeting, ten directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. The Nominating and Corporate Governance Committee, which consists solely of directors that are independent as defined in the listing standards of the New York Stock Exchange (“NYSE”), recommended the ten directors to our Board of Directors. Based on that recommendation, the Board nominated such directors for election at the meeting. The nominees have consented to be nominated and have expressed their intention to serve if elected. We believe that the nominees possess the professional and personal qualifications necessary for board service and have highlighted particularly noteworthy attributes for each nominee in the individual biographies below. We have no reason to believe that any of the nominees will be unable to serve if elected to office and, to our knowledge, the nominees intend to serve the entire term for which election is sought. Only the nominees or substitute nominees designated by the Board will be eligible to stand for election as directors at the meeting.

NOMINEES

Certain information regarding the nominees is set forth below:

Name	Age	Position	Director Since	Board Recommendation
Robert Silberman (1)(4)	67	Chairman of the Board	2014	FOR
Curtis Anastasio (2)	68	Director	2014	FOR
Timothy Clossey (5)	66	Director	2014	FOR
Philip Davidson (4)(5)	65	Director	2021	FOR
Katherine Hatcher (3)	56	Director	2019	FOR
Patricia Martinez (3)(5)	50	Director	2023	FOR
William Monteleone (1)	41	Director and Chief Executive Officer and President	2012	FOR
William Pate (1)	61	Director and former Chief Executive Officer	2014	FOR
Eric Yeaman (2)(3)	57	Director	2024	FOR
Aaron Zell (2)(4)	29	Director	2023	FOR

(1) Member, Executive Committee of our Board of Directors.

(2) Member, Audit Committee of our Board of Directors.

(3) Member, Compensation Committee of our Board of Directors.

(4) Member, Nominating and Corporate Governance Committee of our Board of Directors.

(5) Member, Operations and Technology Committee of our Board of Directors.

PROPOSAL ONE                 9

ROBERT SILBERMAN

Mr. Silberman’s experience as a Chairman, Board Member, and as a Chief Executive Officer of several public companies, coupled with his financial background and experience investing in and growing energy and project development businesses, as well as his experience in the public sector, combine to provide valuable insight and perspective to both the Board and management.

Chairman of our Board of Directors since 2019

Member of our Board of Directors since 2014

Par Pacific Committees:

Chairman of the Executive Committee

Chairman of the Nominating and Corporate Governance Committee

Robert Silberman has served as the Chairman of our Board of Directors since 2019 and has served as a member of our Board of Directors since August 2014. Mr. Silberman previously served as Vice Chairman of our Board of Directors. He served as President and Chief Executive Officer of Strategic Education, Inc. from 2001 to 2003, as Chairman of the Board and Chief Executive Officer of Strategic Education, Inc. from 2003 to 2013, as Executive Chairman of the Board of Strategic Education, Inc. from 2013 to 2023, and currently serves as Chairman of the Board. Strategic Education, Inc. is an education services company, and is a leading provider of graduate and undergraduate degree programs focusing on working adults. Mr. Silberman has been a managing director of Equity Group Investments (“EGI”) since March 2014 and has held certain other relationships with affiliates of EGI. Mr. Silberman previously served as the lead director of Covanta Holding Corporation from 2015 to 2020. Previously Mr. Silberman served as President and Chief Operating Officer of CalEnergy Company, Inc., an independent energy producer and wholly-owned subsidiary of Berkshire Hathaway Inc. Mr. Silberman was appointed by President George H. W. Bush as the U.S. Assistant Secretary of the Army and is a member of the Council on Foreign Relations. Mr. Silberman holds a Bachelor of Arts degree from Dartmouth College and a master’s degree from The Johns Hopkins University School of Advanced International Studies.

ELECTION OF
DIRECTORS

CURTIS ANASTASIO

Mr. Anastasio brings to the Board extensive experience in public companies generally, and with over 30 years of experience in the upstream and downstream oil and gas industry, invaluable industry knowledge and insight in investing and growing oil and gas businesses.

Member of our Board of Directors since 2014

Par Pacific Committees:

Chairman of the Audit Committee

“ I AIM TO LEAD THE AUDIT COMMITTEE WITH UNWAVERING DISCRETION AND INTEGRITY, BACKED BY A DEEP EXPERTISE IN FINANCE AND ECONOMICS.”

Curtis Anastasio has served as a member of our Board of Directors since 2014. Mr. Anastasio served as the Vice Chairman of our Board of Directors from September 2014 to April 2015. He served as the Chairman of GasLog Partners LP, an international owner, operator and manager of liquefied natural gas (LNG) carriers until the company was taken private in July of 2023. Appointed Executive Chairman in February 2014, Mr. Anastasio led the successful initial public offering of GasLog Partners LP in May 2014. Mr. Anastasio also serves as a founding director and current Audit Committee Chairman of The Chemours Company, a global leader in titanium technologies, fluoroproducts and chemical solutions which was spun off from DuPont effective July 1, 2015. In June of 2023, Mr. Anastasio was elected to the Board of Directors of Core Laboratories (NYSE: CLB), a leading, global provider of proprietary and patented reservoir description and production enhancement services and products. From January 2014 through December 2019, Mr. Anastasio was also a member of the Board of Directors of the Federal Reserve Bank - Dallas, and a member of its Audit Committee and Executive Committee. He previously served as President and Chief Executive Officer of NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, Texas. Mr. Anastasio was the President and Chief Executive Officer of NuStar Energy, L.P. from the time he led the initial public offering in April 2001, until he retired from the company on December 31, 2013. Since joining a predecessor of NuStar in 1988, he has held various positions in the upstream and downstream oil and gas industry, which have included responsibility for supply, trading, transportation, marketing, development and legal. Mr. Anastasio received a Juris Doctorate degree from Harvard Law School in 1981 and a Bachelor of Arts degree, magna cum laude, from Cornell University in 1978. After graduation, he practiced corporate law in New York City.

PROPOSAL ONE                 11

TIMOTHY CLOSSEY

Mr. Clossey’s extensive and detailed experience in operational aspects of the petroleum refining industry provide the Board with insight into the operation, development, and growth of our businesses.

Member of our Board of Directors since 2014

Par Pacific Committees:

Chairman of the Operations and Technology Committee

Timothy Clossey has served as a member of our Board of Directors since 2014. Mr. Clossey is the President and owner of Spirit Technologies, a management coaching and engineering consulting services company. Mr. Clossey previously served as Production Manager and Major Projects Director for BP Cherry Point. He was a consultant to the Board of Directors at SaltChuk Resources on merger and acquisition opportunities and a board member at Timec, Inc., where Mr. Clossey chaired the Audit Committee, organized and chaired a Special Committee of Outside Directors and served on the Compensation Committee. Mr. Clossey served in multiple positions, including most recently as President and CEO of ARCO Marine, Inc. (“ARCO”). As VP Corporate Strategic Planning, Downstream for ARCO, Mr. Clossey was responsible for strategic planning for all of ARCO’s downstream companies. As Vice President of Engineering, Technology and R&D at ARCO, his role was responsible for leading ARCO’s Engineering and Research Center in Anaheim, California. As Manager, Clean Fuels Development Task Force at ARCO, Mr. Clossey lead the reformulated gasoline research and development efforts at the Technical Center as well as served in the government relations role working with industry associations such as Western States Petroleum Association and the American Petroleum Institute, as well as all Federal and State agencies working on reformulated gasoline regulations throughout the nation. Mr. Clossey graduated from Harvard Business School with an Executive Master of Business Administration. He received his Bachelor of Science degree in Chemical Engineering summa cum laude from Washington State University.

“ I BRING A STRONG FOCUS ON SAFETY AND RELIABILITY, ENABLING ME TO EFFECTIVELY LEAD THE OPERATIONS AND TECHNOLOGY COMMITTEE.”

ELECTION OF
DIRECTORS

PHILIP DAVIDSON

Mr. Davidson brings significant leadership experience at the highest levels of military and governmental affairs.

Member of our Board of Directors since 2021

Par Pacific Committees:

Nominating and Corporate Governance Committee

Operations and Technology Committee

“ MY FOCUS AS A BOARD MEMBER IS TO STRENGTHEN AND EXPAND THE COMPANY’S POSITION AS A SCALABLE, RESILIENT BUSINESS WITH A DEDICATED EMPHASIS ON CYBERSECURITY.”

Philip Davidson has served as a member of our Board of Directors since 2021. Mr. Davidson was the Commander of the United States Indo-Pacific Command, headquartered in Honolulu, Hawaii, from 2018 to 2021. He retired from active service in the U.S. Navy in May 2021 as a four-star Admiral after nearly 39 years of service. He is currently on the boards of AeroVironment, Inc. and Norfolk Southern Corp, among other private sector organizations. He is also a Board Member at the Center for Strategic and Budgetary Assessments, an independent, non-partisan policy research institute, and serves on military advisory groups to the Sasakawa Peace Foundation USA, as well as the United States Institute of Peace. He is the founder/owner of Davidson Strategies LLC. Mr. Davidson is a 1982 graduate of the U.S. Naval Academy, and a 1992 distinguished graduate of the U.S. Naval War College. He holds a Bachelor of Science degree in Physics and a Master of Arts in National Security and Strategic Studies.

PROPOSAL ONE                 13

KATHERINE HATCHER

Ms. Hatcher brings sharp insight and deep expertise in retail development from site selection through construction, as well as retail channel store operations.

Member of our Board of Directors since 2019

Par Pacific Committees:

Chairman of the Compensation Committee

Katherine Hatcher has served as a member of our Board of Directors since 2019. She is currently a development partner and previously acted as President and Chief Operating Officer from 2008 to 2021 of NewQuest Properties, a privately owned, full-service company based in Houston, Texas engaged in commercial development, retail leasing, tenant representation, land brokerage, and property management. Before joining NewQuest Properties, Ms. Hatcher was the president of the Gulf Coast States region for Verizon Wireless for eight years. She currently serves on the board of Stellar Bank. In addition, Ms. Hatcher has been involved in and held board positions with various community organizations located in Houston, Texas, including the Greater Houston Partnership Board of Directors, MD Anderson’s Board of Visitors, Children’s Museum of Houston, the Houston Area Women’s Center, Youth About Business and Young Presidents Organization. She is also an alumna of The Center for Houston’s Future.

“ AS THE NEW CHAIR OF THE COMPENSATION COMMITTEE, I WILL LEVERAGE MY MANAGEMENT EXPERTISE TO GUIDE PAR PACIFIC THROUGH A SUCCESSFUL LEADERSHIP TRANSITION.”

ELECTION OF
DIRECTORS

PATRICIA MARTINEZ

Ms. Martinez brings to the Board energy transition experience coupled with executive leadership skills and international experience.

Member of our Board of Directors since 2023

Par Pacific Committees:

Compensation Committee

Operations and Technology Committee

“ I STRIVE TO BE A DRIVING FORCE BEHIND INNOVATIVE, SUSTAINABLE STRATEGIES, WITH A SHARP FOCUS ON ADVANCING RENEWABLE FUEL SOLUTIONS.”

Patricia Martinez has served as a member of our Board of Directors since 2023. She is currently the President and Chief Executive Officer of Cormetech. Prior to her current role, she served as Chief Energy Transition Officer of Enerflex Ltd from 2021 to 2024 and was the President of Enerflex’s Latin American business from 2014 to 2022. Ms. Martinez was responsible for creating and executing Enerflex’s transformational energy transition strategy including carbon capture and sequestration, hydrogen, bioenergy, and electrification. In addition, she previously served as an officer of several private equity backed domestic and international energy companies and on the boards of directors of Orocobre (Allkem Limited) (ASX:AKE) and the Argentinian Petroleum & Gas Institute of Houston. She currently serves on the board of NOV Inc. (NYSE: NOV). Ms. Martinez received her bachelor’s degree from Universidad Argentina de la Empresa, her MBA from Houston Baptist University, and completed executive education at Harvard Business School.

PROPOSAL ONE                 15

WILLIAM MONTELEONE

Mr. Monteleone brings to the board capital markets knowledge, mergers and acquisition experience, valuable downstream energy market perspectives and, insights into critical aspects of operations, development and growth of our business.

Appointed President and Chief Executive Officer in 2024

Member of our Board of Directors since 2012

Par Pacific Committees:

Executive Committee

William Monteleone has served on our Board since 2012. Mr. Monteleone was appointed Par Pacific’s Chief Executive Officer in April 2024 and has served in a variety of capacities for Par Pacific since joining us in 2013, including most recently as President since January 2023, Executive Vice President and Chief Financial Officer from January 2022 to January 2023, Senior Vice President and Chief Financial Officer from March 2017 to January 2022, Senior Vice President of Mergers & Acquisitions from January 2015 to March 2017, and Chief Executive Officer from June 2013 to January 2015. Mr. Monteleone also serves on the Board of Managers of Laramie Energy, LLC, Par Pacific’s largest upstream asset. Prior to Par Pacific, Mr. Monteleone was Vice President at Equity Group Investments (EGI) from 2008 to 2013 where he was involved in a range of restructurings and investments primarily within the energy industry. Prior to EGI, Mr. Monteleone worked for Banc of America Securities LLC where he was involved in a variety of debt capital raising transactions, including leveraged buyouts, corporate-to- corporate acquisitions and other debt financing activities. Mr. Monteleone previously served on the Board of Directors of Wapiti Oil and Gas I, LLC, Wapiti Oil and Gas II, LLC, and Kuwait Energy Company. Mr. Monteleone graduated magna cum laude from Vanderbilt University with a bachelor’s degree.

“ AS CEO, I BRING TO THE BOARD A DEEP UNDERSTANDING OF PAR PACIFIC’S VISION, OPERATIONAL INTRICACIES, AND STRATEGIC OPPORTUNITIES, ENSURING ALIGNMENT BETWEEN LEADERSHIP AND GOVERNANCE FOR SUSTAINED SUCCESS.”

ELECTION OF
DIRECTORS

WILLIAM PATE

Mr. Pate brings to the Board a wealth of expertise in capital markets, financial transactions, and investing across domestic and international markets, along with valuable governance insights from his experience as a board member of both public and private companies.

Member of our Board of Directors since 2014

Retired as Chief Executive Officer in 2024

Par Pacific Committees:

Executive Committee

“ AS THE FORMER CEO, I BRING DEEP INSIGHT INTO THE COMPANY’S OPERATIONS AND OPPORTUNITIES, DRIVEN BY A STRONG COMMITMENT TO ITS SUCCESS AND A GENUINE DESIRE TO MENTOR AND SUPPORT WILL IN HIS ROLE AS CEO.”

William Pate has served on our Board since 2014. Mr. Pate retired as Chief Executive Officer of Par Pacific in April 2024. Prior to joining Par Pacific as President and CEO in October 2015, Mr. Pate was the Co-President of Equity Group Investments, the Chicago-based private investment firm founded and led by Sam Zell, where he had been employed in various capacities since 1994. Mr. Pate has served on the boards of directors of Covanta Holding Corporation, Exterran Holdings, Inc., Adams Respiratory Therapeutics, MiddleBrook Pharmaceuticals and CNA Surety Corp., as well as those of several private companies associated with Equity Group Investments. Mr. Pate began his professional career at The First Boston Corporation as a financial analyst in the natural resources mergers and acquisitions group. Subsequently, he was employed as an associate at The Blackstone Group where he worked on private equity investments and merger advisory assignments. Mr. Pate holds a Juris Doctorate degree from the University of Chicago Law School and a Bachelor of Arts degree from Harvard College.

PROPOSAL ONE                 17

ERIC YEAMAN

Mr. Yeaman brings to the Board extensive executive experience, which includes business development and mergers and acquisitions, as well as expertise in finance and accounting.

Member of our Board of Directors since 2024

Par Pacific Committees:

Audit Committee

Compensation Committee

Eric Yeaman has served on our Board since 2024. Mr. Yeaman is currently the founder and managing partner of Hoku Capital LLC, a strategic advisory services firm located in Honolulu, Hawaii. He was President and Chief Operating Officer of First Hawaiian Bank, a wholly owned subsidiary of First Hawaiian Inc., from June 2015 to August 2019. From 2008 to 2015, he was President and Chief Executive Officer of Hawaiian Telcom, a telecommunications and technology company serving the state of Hawaii. Prior to that, he was Senior Executive Vice President and Chief Operating Officer of Hawaiian Electric Company, Inc. (“HECO”). Mr. Yeaman joined Hawaiian Electric Industries, Inc. (“HEI”), HECO’s parent company, in 2003 as Financial Vice President, Treasurer and Chief Financial Officer. Prior to joining HEI, Mr. Yeaman held the positions of Chief Operating and Financial Officer for Kamehameha Schools from 2000 to 2003. Mr. Yeaman serves as Chairman of the Board of Alexander Baldwin, Inc., a premier Hawaii commercial real estate company. He currently serves on the board of Alaska Air Group, Inc. Additionally, Mr. Yeaman serves on several private company and civic and community boards throughout the State of Hawaii, including DR Fortress LLC, Lanihaua Properties LLC, Palani Ranch Company, Inc., WattIQ, Friends of Hawaii Charities, The Harold K.L. Castle Foundation, and Hawaii Asia Pacific Association. Mr. Yeaman graduated from the University of Hawaii at Moana with a bachelor’s degree before beginning his career at Arthur Andersen LLP.

“ AS A LIFELONG HAWAII RESIDENT, I’M EAGER TO CONTRIBUTE LOCAL EXPERTISE TO A COMPANY THAT PROVIDES ESSENTIAL FUEL AND RESOURCES TO SUPPORT OUR ISLANDS.”

ELECTION OF
DIRECTORS

AARON ZELL

Mr. Zell brings to the board informed perspectives on investment, innovation, technology, and sustainability-related matters.

Member of our Board of Directors since 2023

Par Pacific Committees:

Audit Committee

Nominating and Corporate Governance Committee

“ I BRING TO THE BOARD ENTREPRENEURIAL DRIVE, SHARP INVESTMENT AND FINANCIAL EXPERTISE, AND LONG-TERM STEWARDSHIP SKILLS.”

Aaron Zell has served on our board since 2023. Mr. Zell is currently a Senior Associate – Investments at Zell Family Office, a division of Chai Trust Company, LLC where he sources and evaluates potential new investments and works directly with existing assets. He serves on the boards of Veridiam, Inc., a specialty alloy manufacturer serving the nuclear power, medical, aerospace, and industrial markets, and Kharon, a tech-based solution for managing sanction risk. He also serves on the board of the Zell Entrepreneurship Foundation, which supports various philanthropic ventures, including the Zell Lurie Institute at the University of Michigan’s Ross School of Business, the Zell Fellows Program at Northwestern University’s Kellogg School of Management, and the Zell Entrepreneurship Program at Reichman University (IDC Herzliya) in Israel. In addition, Mr. Zell is a board member of the Matthew Zell Family Foundation, which is currently focused on combating climate change and supporting local community organizations. Before joining EGI in 2017, he served as a summer intern with the firm in 2014 and 2015. Mr. Zell graduated summa cum laude with a Bachelor of Science in economics from the Wharton School at the University of Pennsylvania.

PROPOSAL ONE                 19

DIRECTOR INDEPENDENCE

The listing standards of the NYSE require that our Board of Directors be comprised of at least a majority of independent directors. For a director to be considered independent under those standards, the Board must affirmatively determine that the director does not have any material relationship with us.

Based on these standards, our Board of Directors has affirmatively determined that Robert Silberman, Curtis Anastasio, Timothy Clossey, Philip Davidson, Katherine Hatcher, Patricia Martinez, Eric Yeaman and Aaron Zell are independent. These directors have no relationship with us except as directors and stockholders.

The Board also noted that certain directors, including Mr. Silberman, Mr. Yeaman, and Mr. Zell, have direct and indirect relationships through other entities with other directors of the Company. The Board determined that none of the aforementioned relationships interfere with Mr. Silberman’s, Mr. Yeaman’s, or Mr. Zell’s independent and objective oversight of Par Pacific’s management or promotion of management’s accountability to Par Pacific’s stockholders or with their exercise of independent judgment as a director. Therefore, the Board concluded that each of Mr. Silberman, Mr. Yeaman, and Mr. Zell qualifies as an independent director under applicable SEC rules and regulations and NYSE listing standards.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Our Board of Directors believes that it should be free to choose the Chairman of the Board in any way that seems best for Par Pacific at any given period of time. Therefore, our Board of Directors does not have a policy regarding whether the role of the Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee.

As set forth in our Corporate Governance Guidelines, our Board of Directors is responsible for the oversight of the Company and its business, including risk management. Together with the Board’s standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material strategic, operational, financial, compensation and compliance risks with our senior management. The Audit Committee has oversight responsibility for financial risk (such as accounting, finance, internal controls, tax strategy, hedging, and cybersecurity), and also oversees compliance with our Code of Business Conduct and Ethics (“Code of Business Conduct”) and with applicable laws and regulations. The Compensation Committee oversees compliance with our compensation plans. The Nominating and Corporate Governance Committee oversees compliance with our corporate governance principles, including our Environmental, Social and Governance (“ESG”) principles, and the Operations and Technology Committee oversees the Company’s operational results and the development of new technologies that impact the Company. Each of the committees report to the Board regarding the areas of risk they oversee.

ELECTION OF
DIRECTORS

Board Oversight of Sustainability and Climate

The Board takes an integrated and multidisciplinary approach to oversight of sustainability and climate. The challenges and opportunities presented by sustainability and climate-related matters are particularly broad-ranging, complex, and interrelated, and as a result often overlap across multiple areas of respective responsibility of each of our Board committees. To manage and oversee such matters, each of the Board’s committees assists the full Board with oversight of certain sustainability and climate-related matters within its area of respective responsibility and expertise.

At Par Pacific, we recognize the importance of ESG principles and focus our sustainability efforts toward improving ESG performance. We view sustainability as the fundamental process of shared value creation, in which strategic investment and innovation help our society achieve economic growth, environmental preservation and resource conservation to address the needs of future generations. We believe that promoting sustainable social, environmental, and economic benefits creates long-term value for our Company, our stockholders and the communities where we work and live. As such, Par Pacific conducts its business and makes decisions according to the following principles:

•

We maintain the highest standards of business conduct and ethics by conducting our affairs in an honest and ethical manner with unyielding personal and corporate integrity at the foundation of our business.

•	We adhere to our values and strive to continually improve our ESG systems and processes to enhance our performance.

•	We demonstrate integrity and respect for others, especially our employees and contractors, by setting goals and objectives that enhance our commitment to a safe workplace.

•	We protect the environment by minimizing the use of any substance that may cause environmental damage, reducing waste generation and disposing of all waste through safe and responsible methods.

•

We communicate an unyielding expectation that our Company and supply chain, including customers, suppliers, contractors, and employees, promote strong ESG performance and hold those to uncompromising accountability for our expectation.

•	We focus on sustainable actions that promote health, fair dealing, and compliance throughout our business.

•	We regularly report our ESG progress while continuing to evaluate and improve our sustained ESG efforts.

•	We consistently adhere to frameworks to present our key ESG metrics transparently.

Par Pacific believes a commitment to ESG priorities is positive for all its stakeholders. Par Pacific is committed to reducing greenhouse gas emissions and the risks of climate change as it delivers liquid fuel-based solutions to ensure energy security within the markets in which it operates.

In 2024, under Board oversight led by the Nominating and Corporate Governance Committee, Par Pacific published its sustainability report, which among other disclosures, reports ESG performance data. This information is published on our website at https://www.parpacific.com/sites/par-pacific-holdings/files/sustainability-reports/2023-Par-Pacific- Sustainability-Report.pdf.

Pursuant to its charter, the Nominating and Corporate Governance Committee is primarily responsible for assisting the Board in identifying, evaluating and reviewing social, political and environmental trends and related risks that could affect Par Pacific’s business activities and performance, and considering and making recommendations related to corporate responsibility, contributions, and reputation management. The committee periodically reviews and discusses with management and makes recommendations to the Board on Par Pacific’s compliance with its policies, programs and practices regarding health, safety and environmental protection and Par Pacific’s strategy and performance in assessing and responding to climate-related risks and opportunities.

PROPOSAL ONE                 21

We recognize that our responsible stewardship impacts every employee, every contractor, and every member of the communities where we operate. We embrace that responsibility. We promote a culture of continual safety improvement with a keen eye for evaluating and managing risk, and monitor our programs, policies, and procedures to achieve these objectives. We are assessing and will continue to evaluate long term initiatives. To achieve this objective through our continued focus on ESG principles, we believe we are well-positioned to generate sustainable performance and growth.

Board Oversight of Cybersecurity and Information Technology (“IT”). At least once quarterly, the leaders of our information security and internal audit teams provide a report to the Audit Committee on (i) cybersecurity and IT risks and performance metrics; (ii) Par Pacific’s cybersecurity and information security management and improvement efforts; (iii) future IT projects; and (iv) Par Pacific’s governance and assessments related to cybersecurity and IT. The chair of the Audit Committee provides a summary report on these matters to the full Board. Periodically, the Board also receives reports on such matters directly. We recognize that the cyber threat landscape continues to evolve, and we are committed to embedding cybersecurity within our operations.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

Stockholders and other parties interested in communicating directly with the non-employee members of our Board of Directors may do so by writing to: Corporate Secretary, c/o Par Pacific Holdings, Inc., 825 Town and Country Lane, Suite 1500, Houston, Texas 77024. The Board maintains a process for handling letters received by Par Pacific and addressed to non-employee members of the Board. Under that process, our Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is threatening or illegal, uses profane language or is similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, we encourage directors to attend. Except for one, all members of the Board of Directors attended our 2024 annual meeting of stockholders.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

During 2024, our Board of Directors held six meetings. All directors attended at least 75% of the total meetings of the Board and the committees on which they served. The Board has adopted committee charters and Corporate Governance Guidelines that, among other matters, describe the responsibilities and certain qualifications of our directors. Our committee charters, Corporate Governance Guidelines, and Code of Business Conduct are available on our website at www.parpacific.com. Copies may also be obtained by writing to our Corporate Secretary at our principal executive offices. There were five standing committees of the Board during 2024: the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating and Corporate Governance Committee, and the Operations and Technology Committee. Committee membership and the functions of those committees are described below. In accordance with applicable SEC rules and regulations and NYSE listing standards, all of the directors who serve on the Audit, Compensation or Nominating and Corporate Governance Committees have been determined by the Board, in its business judgment, to be “independent” from the Company and its management.

ELECTION OF
DIRECTORS

The chart below identifies directors who were members of each committee at the end of 2024, the number of meetings held by each committee during the year, the chairs of each committee and the Audit Committee financial experts.

Name	Audit	Compensation	Nominating and Corporate Governance	Operations and Technology	Executive
Robert Silberman					C
Melvyn Klein*			C
Curtis Anastasio	C, FE
Timothy Clossey				C
Philip Davidson			X	X
Katherine Hatcher		C
Patricia Martinez		X		X
William Monteleone					X
William Pate					X
Eric Yeaman	X, FE	X
Aaron Zell	X, FE		X
2024 Meetings	Five	Four	Four	Four	Four

C = Committee Chair

FE = Financial Expert

X = Committee Member

*	Mr. Klein served on the Board until February 12, 2025. Mr. Silberman became Chairman of the Nominating and Corporate Governance Committee on February 21, 2025.

PROPOSAL ONE                 23

Audit Committee. The current members of the Audit Committee are Curtis Anastasio (Chairman), Eric Yeaman, and Aaron Zell, and the committee met five times during 2024. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC, and that Messrs. Anastasio, Yeaman, and Zell are audit committee financial experts under the rules of the SEC. The committee operates under a written charter adopted by our Board of Directors. The committee assists the Board in overseeing (i) the integrity of Par Pacific’s financial statements, (ii) Par Pacific’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, (iv) the performance of Par Pacific’s internal auditors (or other personnel responsible for the internal audit function) and Par Pacific’s independent auditor, and (v) cybersecurity at Par Pacific. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent registered public accounting firm and the financial management of Par Pacific. The committee has the sole authority to select, evaluate, appoint or replace the independent registered public accounting firm and has the sole authority to approve all audit engagement fees and terms. The committee pre-approves all permitted non-auditing services to be provided by the independent auditors; discusses with management and the independent auditors our financial statements and any disclosures and SEC filings relating thereto; reviews the integrity of our financial reporting process; establishes policies for the hiring of employees or former employees of the independent registered public accounting firm; and investigates any matters pertaining to the integrity of management.

Compensation Committee. The current members of the Compensation Committee are Katherine Hatcher (Chairman), Patricia Martinez, and Eric Yeaman and the committee met four times during 2024. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The committee operates under a written charter under which the committee, among other things, has the following authority: (i) to review and approve Par Pacific’s goals relating to the chief executive officer’s compensation, evaluate the chief executive officer’s performance under those goals and set the chief executive officer’s compensation; (ii) to evaluate, review and approve the compensation structure and process for our other officers and the officers of our subsidiaries; (iii) to evaluate, review and recommend to our Board any changes to, or additional, stock-based and other incentive compensation plans; (iv) to engage independent advisors to assist the members of the committee in carrying out their duties; and (v) to recommend inclusion of the Compensation Discussion and Analysis in this proxy statement or our Annual Report on Form 10-K, as applicable.

Compensation Committee Interlocks and Insider Participation

Anthony Chase, Walter Dods, Katherine Hatcher, Patricia Martinez, and Eric Yeaman served on the Compensation Committee in 2024. No member of the committee has served as one of our officers or employees at any time. None of our executive officers serve, or in the past fiscal year has served, as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Executive Committee. The current members of the Executive Committee are Robert Silberman (Chairman), William Pate and William Monteleone. The committee met four times during 2024. The committee operates under a written charter adopted by the Board. The committee is responsible for exercising the powers and duties of the Board between Board meetings and while the Board is not in session, and implementing the policy decisions of the Board, but does not have the authority to approve certain actions on behalf of the Board, including (i) filling vacancies or changing membership of the Board or any of its committees, (ii) changing the size of the Board or any of its committees, (iii) electing or removing elected officers or directors or changing their compensation, (iv) amending our certificate of incorporation or bylaws, (v) adopting an agreement providing for the merger or consolidation of Par Pacific or recommending to the stockholders the sale, lease or exchange of all or substantially all of Par Pacific’s property and assets, (vi) recommending to the stockholders a dissolution of Par Pacific or a revocation of a dissolution, (vii) declaring a dividend, authorizing the issuance of stock (except pursuant to specific authorization by the Board), (viii) those matters which are expressly delegated to another committee of the Board, or (ix) matters which, under the General Corporation Law of the State of Delaware, our certificate of incorporation or our bylaws cannot be delegated by the Board to a committee of the Board.

ELECTION OF
DIRECTORS

Nominating and Corporate Governance Committee. The current members of the Nominating and Corporate Governance Committee are Robert Silberman (Chairman), Philip Davidson, and Aaron Zell. The committee met four times during 2024. Our Board of Directors has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. The committee operates under a written charter adopted by the Board. The committee is responsible for determining the qualifications, skills and other expertise required to be a director, identifying and recommending qualified candidates to the Board for nomination as members of the Board, and recommending to the Board the corporate governance principles applicable to Par Pacific, including environmental, safety and health principles. The committee also leads the Board in its annual self-evaluations and recommends nominees to serve on each committee of the Board. The committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of our corporate governance procedures. Additionally, the committee identifies, evaluates and reviews ESG trends and related risks that could affect the Company’s business activities.

Operations and Technology Committee. The current members of the Operations and Technology Committee are Timothy Clossey (Chairman), Philip Davidson, and Patricia Martinez. The committee met four times during 2024. The Committee operates under a written charter adopted by the Board. The Committee is responsible for evaluating reports from management regarding and overseeing Company operations and technology initiatives, evaluating and overseeing key project execution and implementation, and monitoring the Company’s compliance with environmental, health and safety rules and regulations.

Board’s Leadership Structure and Strong Independent Oversight

RECENT CEO TRANSITION

In connection with Mr. Pate’s retirement as Chief Executive Officer, effective as of the close of business on April 30, 2024, as recommended by the Board, our stockholders reelected Mr. Pate to the Board at our 2024 annual meeting of stockholders.

THE BOARD’S VIEWS ON THE CEO TRANSITION

Succession Plan. Our succession plan for the 2024 Chief Executive Officer transition from Mr. Pate to Mr. Monteleone had been in place for some time prior to its execution, with the full involvement and support of the Board. Prior to the transition, Mr. Monteleone has long played an increasingly vital role at Par Pacific while continuing to take on new leadership positions, with the most recent being his appointment to President in January 2023. In addition, Par Pacific’s executive leadership team was jointly assembled by Mr. Pate and Mr. Monteleone. That team continues to serve in their positions under Mr. Monteleone, creating continuity at the Company during this leadership transition.

Mr. Monteleone’s Qualifications and Proven Leadership. The Board feels that Mr. Monteleone is well-qualified and the best choice to serve as Par Pacific’s current Chief Executive Officer and President as evidenced by his demonstrated strong leadership and significant experience gained through his more than a decade of service at Par Pacific. See “Proposal No. 1—Election of directors” above for more information on Mr. Monteleone’s skills and experience.

Mr. Pate’s Continued Board Service. The Board recognizes the invaluable contribution of Mr. Pate in his role as a director and member of the Executive Committee. His ongoing service fosters a vital connection between management’s day-to-day operations and the Board’s strategic oversight, risk management, and long-term planning responsibilities. Mr. Pate’s leadership provides essential continuity and stability at the highest levels of the Company’s executive leadership. The refreshment and addition of several new directors to Par Pacific’s Board over the past four years underscores the importance of Mr. Pate’s experience and deep institutional knowledge. His continued presence on the Board and as a member of the Executive Committee ensures the organization benefits from effective coordination and continuity in executing the Company’s strategic goals.

PROPOSAL ONE                 25

THE BOARD’S INVOLVEMENT IN CEO AND SENIOR EXECUTIVE SUCCESSION PLANNING

The full Board continually works with Human Resources, the Executive Committee, and the Compensation Committee to evaluate potential successors for the CEO position. Our CEO makes his recommendations and evaluations of potential successors available to the Board at all times. The Board periodically discusses CEO succession planning in executive sessions led by the independent Chairman of the Board, both in the presence of the CEO and in sessions with only the independent directors. The Board’s deliberations also include succession planning for cases of unforeseen emergencies or the temporary disability of the CEO and other senior executives.

Director Nominations Process. In identifying candidates for positions on the Board, the Nominating and Corporate Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. After being identified by Par Pacific’s non-management directors, the Nominating and Corporate Governance Committee recommended Ms. Martinez and Mr. Zell as Board nominee candidates in 2023, and Mr. Yeaman as a Board nominee candidate in 2024. We did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

The committee does not set specific minimum qualifications for director positions. Instead, the committee believes that nominations for election or re-election to the Board should be based on a particular candidate’s merits and our needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the committee considers an individual’s skills, diversity, independence from us, experience in areas that address the needs of the Board, and ability to devote adequate time to Board duties. In this regard, consideration is given to the Board’s overall need at such time for particular skills, experience, and attributes complementary to other Board members. The committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company are identified and, unless such individuals are well known to the Board, they are interviewed and further evaluated by the committee. Candidates selected by the committee are then recommended to the full Board. After the Board approves a candidate, the Chair of the committee extends an invitation to the candidate to join the Board.

Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. We do not have a formal policy concerning stockholder nominations of individuals to stand for election to the Board, other than the provisions contained in our bylaws. Since our emergence from bankruptcy and except as previously provided by a stockholders agreement to which we were a party and which was terminated as of April 7, 2015, we have not received any recommendations from stockholders requesting that the Board consider a candidate for inclusion among the slate of nominees in any year, and therefore we believe that no formal policy, in addition to the provisions contained in our bylaws, concerning stockholder recommendations is needed.

ELECTION OF
DIRECTORS

Our bylaws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the date of the meeting; provided, however, that in the event that public disclosure of the date of the meeting is first made less than 100 days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the meeting was made. To be in proper written form, a stockholder’s notice regarding nominations of persons for election to the Board must set forth (a) as to each proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the nominee and (iv) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Board Tenure. The Board does not impose tenure limits on its directors. Given the complexity and breadth of our business and its long-term investment horizons, the Board considers longevity of service and experience of great value.

All Par Pacific directors stand for election each year at the annual meeting. Directors cannot stand for election after they have reached age 80, unless the Board makes an exception on a case-by-case basis. Employee directors are expected to resign from the Board when they are no longer employed by the Company unless the Board determines that continued Board service for an additional period is in the best interest of the Company and its shareholders.

2024 Compensation of Directors. Our employee directors are not separately compensated for their service as directors. During 2024, our non-employee directors (other than our Chairman of the Board and Chairman Emeritus) received an annual cash retainer of $90,000 and an annual common stock retainer of $100,000, provided that the non-employee directors may elect, at their option, to increase the stock component of the retainer with a corresponding reduction in the cash component of the retainer. Our Chairman Emeritus and Chairman each had compensation targets of $300,000 in 2024, with $140,000 in cash and $160,000 in common stock. The cash component of the retainer is paid quarterly, and the stock component is paid quarterly at the beginning of the period to which the compensation relates in grants of restricted stock or restricted stock units with a one-year vesting schedule from the date of grant.

In addition, the Chairman of the Audit Committee received an additional annual retainer of $20,000 and the members of the Audit Committee (other than the Chairman) received an annual retainer of $7,500. The Chairman of the Compensation Committee received an annual retainer of $15,000 and the Chairman of the Operations and Technology Committee received an annual retainer of $15,000. The Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $15,000. The Chairman of the Executive Committee received an annual retainer of $15,000. Members of the board of Laramie Energy receive an annual retainer of $50,000 for service to that board on behalf of the Company. Laramie Energy does not separately compensate these individuals for their board service. In each case, members of the Board and committees are paid for their service quarterly in cash. There are no fees for the members of any other committee or for attendance at meetings. Non-employee directors are eligible to participate in the Par Pacific Holdings, Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). See “Executive Compensation - Compensation Discussion and Analysis - Non-Qualified Deferred Compensation Plan” below for a summary of the material terms of the Deferred Compensation Plan.

PROPOSAL ONE                 27

The following table sets forth a summary of the compensation that we paid to our non-employee directors in 2024:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock or Restricted Stock Unit Awards ($) (1)	Total ($) (2)
Robert Silberman (3)	$205,000	$160,000	$365,000
Melvyn Klein (4)	$155,000	$160,000	$315,000
Curtis Anastasio	$110,000	$100,000	$210,000
Anthony Chase (3) (5)	$127,500	$100,000	$227,500
Timothy Clossey	$105,000	$100,000	$205,000
Philip Davidson	$90,000	$100,000	$190,000
Walter Dods (6)	$52,500	$143,848	$196,348
Katherine Hatcher	$101,250	$100,000	$201,250
Patricia Martinez	$93,750	$100,000	$193,750
William Pate (3) (7)	$57,500	$50,000	$107,500
Eric Yeaman (8)	$48,750	$50,000	$98,750
Aaron Zell	$97,500	$100,000	$197,500

(1)

These amounts reflect the aggregate grant date fair value, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), of awards pursuant to the Par Pacific Holdings, Inc. Second Amended and Restated 2012 Long-Term Incentive Plan (the “2012 Long Term Incentive Plan”). Assumptions used in the calculation of these amounts are included in “Note 19- Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2024, included in our 2024 Annual Report on Form 10-K filed with the SEC on February 28, 2025. Our non-employee directors elected to receive their stock compensation for Board service in the form of restricted stock or restricted stock units with a one-year vesting period.

(2)

As of December 31, 2024, Messrs. Silberman, Klein, Anastasio, Clossey, Davidson, and Zell had 68,268, 75,924, 4,973, 2,799, 5,924, and 3,687 restricted stock units outstanding, respectively, and the other non-employee directors each had zero restricted stock units outstanding.

(3)

Mr. Silberman received $50,000 in compensation for serving on the Laramie Energy board during four quarters of 2024. Mr. Chase received $37,500 in compensation for serving on the Laramie Energy board during three quarters of 2024. Mr. Pate received $12,500 in compensation for serving on the Laramie Energy board during one quarter of 2024.

(4)	Mr. Klein served on the Board until February 12, 2025.
(5)	Mr. Chase resigned from the Board effective November 15, 2024.
(6)

Mr. Dods' term as a director ended on May 1, 2024. In connection with his departure from Board service, the Company vested 3,047 shares of unvested restricted common stock on April 30, 2024. The value of the accelerated restricted common stock was calculated based on the closing stock price of $30.80 per share on April 30, 2024, resulting in a total reported value of $57,685 computed in accordance with FASB ASC Topic 718.

(7)

Mr. Pate retired as Chief Executive Officer effective April 30, 2024, but continues to serve as a Board member. Total compensation for Mr. Pate for his service during 2024 (including Mr. Pate’s compensation as a director beginning in May 2024) is presented in “Executive Compensation - Named Executive Officer Compensation - Summary Compensation Table” below.

(8)	Mr. Yeaman joined the Board in May 2024.

ELECTION OF
DIRECTORS

2025 Compensation of Directors. In October 2024, as part of its obligation to review director compensation under its charter, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee’s independent compensation consultant, to examine the amount and composition of annual director compensation, taking into account the form and amount of annual cash and equity compensation as compared to our customized peer group in 2024 and our compensation philosophy and objectives. The Compensation Committee elected not to change annual director compensation for 2025 and expects to review director compensation in 2026.

PROPOSAL ONE                 29

RATIFICATION OF APPOINTMENT
OF DELOITTE & TOUCHE LLP

GENERAL

The Audit Committee has selected Deloitte & Touche LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2025. Deloitte & Touche has served as our independent registered public accounting firm since December 6, 2013. We are asking the stockholders to ratify the appointment of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Deloitte & Touche was appointed by the Audit Committee in accordance with its charter.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in Par Pacific’s and our stockholders’ best interests.

The Audit Committee has approved all services provided by Deloitte & Touche. Representatives of Deloitte & Touche plan to attend the annual meeting and are expected to be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

AUDIT FEES

The following table sets forth the fees incurred by us in fiscal years 2024 and 2023 for services performed by Deloitte & Touche LLP:

	2024	2023
Audit Fees(1)	$2,675,000	$2,969,000
Audit Related Fees(2)	—	$25,000
Tax Fees(3)	—	$–
All Other Fees(4)	4,103	4,103
Total Fees	$2,679,103	$2,998,103

(1)

Audit fees are fees paid to Deloitte & Touche LLP for professional services related to the audit and quarterly reviews of our financial statements and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)

Audit related fees are fees paid to Deloitte & Touche LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.”

(3)

Tax fees are fees paid for tax compliance (including filing state and federal tax returns), tax advice and tax planning. Tax fees do not include fees for services rendered in connection with the audit of Par Pacific’s financial statements.

(4)	Other fees paid to Deloitte & Touche LLP for the fiscal years ended December 31, 2024, and December 31, 2023, relate to fees for a subscription to an accounting research tool.

PROPOSAL TWO                 31

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may our independent registered public accounting firm be engaged to provide any other non-audit service unless it is determined that the engagement provides a business benefit resulting from its inherent knowledge of us while not impairing its independence. Our Audit Committee must pre-approve permissible non-audit services. During each of the fiscal years 2024 and 2023, our Audit Committee approved 100% of the non-audit services provided to us by our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The Audit Committee assists our Board of Directors in overseeing (i) the integrity of Par Pacific’s financial statements, (ii) Par Pacific’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of Par Pacific’s internal auditors (or other personnel responsible for the internal audit function) and Par Pacific’s independent registered public accounting firm. In so doing, it is the responsibility of the committee to maintain free and open communication between the directors, the independent registered public accounting firm and the financial management of Par Pacific. The committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for Par Pacific. The independent registered public accounting firm reports directly to the committee.

Management is responsible for the preparation, presentation, and integrity of Par Pacific’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Par Pacific’s system of internal control over financial reporting. Par Pacific’s independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. The independent auditor is also responsible for expressing an opinion on the effectiveness of Par Pacific’s internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and the engagement, independence and performance of Par Pacific’s independent auditor.

The committee has met with our independent auditor and discussed the overall scope and plans for their audit. The committee met with the independent auditor, with and without management present, to discuss the independent auditor’s opinion about the effectiveness of Par Pacific’s internal control over financial reporting. The committee also discussed with the independent auditor matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Par Pacific’s consolidated financial statements and the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

RATIFICATION OF APPOINTMENT
OF DELOITTE & TOUCHE LLP

Our independent auditor also provided to the committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the committee concerning independence, and the committee discussed with the independent auditor its independence. When considering Deloitte & Touche’s independence, the committee considered the non-audit services provided to Par Pacific by the independent auditor and concluded that such services are compatible with maintaining the auditor’s independence.

The committee has reviewed and discussed Par Pacific’s audited consolidated financial statements for the fiscal year ended December 31, 2024, with management and Deloitte & Touche. Based on the committee’s review of the audited consolidated financial statements and the meetings and discussions with management and the independent auditors, and subject to the limitations on the committee’s role and responsibilities referred to above and in the Audit Committee Charter, the committee recommended to our Board of Directors that Par Pacific’s audited consolidated financial statements for the fiscal year ended December 31, 2024, be included in Par Pacific’s Annual Report on Form 10-K as filed with the SEC.

AUDIT COMMITTEE

Curtis Anastasio, Chairman

Eric Yeaman

Aaron Zell

PROPOSAL TWO                 33

AMEND THE PAR PACIFIC HOLDINGS, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

Stockholders are being asked to approve the amendment attached as Exhibit A (the “Second Amendment to ESPP”) to the Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan (as amended by the Amendment to Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan effective May 2, 2023, the “Original ESPP,” and as amended by the Second Amendment to ESPP, the “Amended ESPP,” or "ESPP"), described below. The Second Amendment to ESPP was adopted by our Compensation Committee and Board of Directors on February 21, 2025, and will become effective May 1, 2025, following stockholder approval at the annual meeting. If stockholder approval is not obtained, the Second Amendment to ESPP will not become effective and the Original ESPP will remain effective as in effect prior the date of the Second Amendment to ESPP.

The Original ESPP initially authorized the issuance of 800,000 shares of common stock, of which 561,459 shares have been issued, and the Second Amendment to ESPP will authorize the issuance of an additional 500,000 shares of common stock, which will provide a total of 738,541 shares available for issuance under the Amended ESPP effective May 1, 2025. The primary purpose of the Amended ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan intended, for those eligible employees subject to U.S. federal income tax, to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code (the “Code”) and to help eligible employees provide for their future financial security and to encourage them to remain in the employment of the Company. The Second Amendment to ESPP will enable us to continue to grant our employees an opportunity to purchase shares of our common stock at a discounted price. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in our success.

We believe that the Amended ESPP is a powerful incentive and retention tool that will benefit all of our stockholders. Specifically, we believe the Amended ESPP will enable us to: (i) provide eligible employees with a convenient means of acquiring an equity interest in us through payroll deductions, (ii) enhance such employees’ sense of participation in the Company, and (iii) provide an incentive for continued employment. The Amended ESPP will also align the interests of employees with those of our stockholders through increased stock ownership.

The Board approved the Amended ESPP based upon a recommendation of the Compensation Committee. In making its determination, the Compensation Committee and the Board considered various factors in determining the appropriate share reserve, including an analysis prepared by Meridian, the Compensation Committee’s independent compensation consultant, of practices of our peer group of companies described in “Executive Compensation-Compensation Discussion and Analysis-Role of Compensation Committee Consultants” and certain burn rate, dilution and overhang metrics. Specifically, the Board and the Compensation Committee considered the percentage of companies in similar industries that maintain an employee stock purchase plan and that the additional 500,000 shares reserved for issuance under the Second Amendment to ESPP are projected to be available for purchases over a period of at least three years.

In light of the factors described above, and the fact that the Compensation Committee and Board believe that offering an employee stock purchase plan is important to our ability to continue to attract and retain employees in the labor markets in which we compete for talent, the Board has determined that the size of the share reserve under the Amended ESPP is reasonable and appropriate at this time.

PROPOSAL THREE                 35

SUMMARY OF THE AMENDED ESPP

This section summarizes certain principal features of the Amended ESPP. The summary is qualified in its entirety by reference to the complete text of the Original ESPP and the Second Amendment to ESPP. Stockholders are urged to read the actual text of the Original ESPP, and the Second Amendment to ESPP, which is set forth in Exhibit A to this proxy statement and incorporated by reference herein.

Shares Available; Administration

An additional 500,000 shares of common stock are reserved for issuance under the Amended ESPP, in addition to the 800,000 shares that were originally reserved for issuance, of which 561,459 have been issued. We intend to register the shares reserved for issuance under the Amendment to the ESPP on a Form S-8 upon approval by our stockholders. The Compensation Committee (or its delegate) has the authority to interpret the terms of the Amended ESPP and determine the eligibility of participants.

Eligibility

An employee is eligible to participate in the Amended ESPP if such employee generally is scheduled to work at least 20 hour per week. Participation is documented through executing and delivering a participation election notice as directed prior to such offering date. As of December 31, 2024, we had approximately 1,797 of our employees who were eligible to participate in the Amended ESPP. No employee may participate in the Amended ESPP if such employee, immediately after an offering date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company.

Awards

The Amended ESPP is intended to qualify under Section 423 of the Code. Shares of common stock will be offered under the Amended ESPP only during certain offering periods. The length of the offering periods under the Amended ESPP will be determined by the administrator. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The purchase dates will be determined by the administrator for each offering period and will be the final trading day in each purchase period. Offering periods under the Amended ESPP will commence when determined by the administrator. The administrator may, in its discretion, modify the terms of future offering periods. The Amended ESPP permits participants to purchase shares of our common stock through payroll deductions of up to 10% of their eligible compensation earned during the purchase period (subject to any lower limit specified by the administrator), which includes a participant’s gross base compensation, but excludes incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments. The administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis for each offering period, establish a different definition of compensation. In addition to the percentage limit on compensation, a participant may not have more than $15,000 in payroll deductions during any calendar year for purposes of purchasing shares under the Amended ESPP.

AMEND THE PAR PACIFIC HOLDINGS, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN

By its terms, the Amended ESPP provides the administrator some flexibility with respect to certain aspects of the operation of the Amended ESPP. In connection with each offering period, the administrator, in its sole discretion, may, on a uniform and nondiscriminatory basis, specify:

(i)	a maximum number of shares of common stock that may be purchased by any participant on any purchase date during such offering period; and

(ii)	a maximum aggregate number of shares of common stock that may be purchased by all participants on any purchase date during an offering period.

This flexibility allows the administrator to be able to adapt and adjust to our future compensation objectives. In no event will any employee be permitted to accrue the right to purchase stock under the Amended ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such purchase right is outstanding (based on the fair market value per share of common stock as of the first day of the offering period).

On the first trading day of each offering period, each Amended ESPP participant will automatically be granted an option to purchase shares of our common stock. The option will be exercised at the end of each purchase period to the extent of the payroll deductions accumulated during the purchase period. The purchase price of the shares will be a percentage chosen by the Compensation Committee (but not be less than 85%) of the fair market value of our common stock (as determined by the NYSE closing price) on the last day of a purchase period (the exercise date); provided, however, that the Compensation Committee may incorporate a look-back feature into determining the purchase price. If a look-back feature is incorporated for an offering period, the purchase price will be the lower of (x) the price determined using the formula set forth above or (y) a percentage chosen by the Compensation Committee (but not be less than 85%) of the fair market value of our common stock (as determined by the NYSE closing price) on the first day of the offering period.

Participants may voluntarily end their participation in the Amended ESPP at any time at least 15 calendar days prior to the end of the applicable offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Any participant who voluntarily ends his or her participation will not be able to participate in the Amended ESPP until the offering period that starts at least six months after the withdrawal from participation. Participation ends automatically upon a participant’s termination of employment. A participant may not transfer rights granted under the Amended ESPP other than by will, the laws of descent and distribution or as otherwise provided under the Amended ESPP.

Certain Transactions

The administrator (or its delegate) has the authority to make certain equitable adjustments to the Amended ESPP and to outstanding awards. For example, in the event of certain significant transactions or a change in control, the administrator may provide for (a) either the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (b) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (c) the adjustment in the number and type of shares of common stock subject to outstanding rights, (d) the use of participants’ accumulated payroll deductions to purchase common stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods, or (e) the termination of all outstanding rights under the Amended ESPP.

PROPOSAL THREE                 37

Plan Amendment

The administrator may amend, suspend or terminate the Amended ESPP at any time. However, stockholder approval of any amendment to the Amended ESPP must be obtained for any amendment that increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the Amended ESPP, or changes the Amended ESPP in any manner that would cause the Amended ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code prior to such amendment becoming effective.

FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the Amended ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Amended ESPP complies with Section 423 of the Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of an award should rely on the advice of his or her legal and tax advisors.

The right of U.S. participants to make purchases under the Amended ESPP are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Amended ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the offering period does not have a lookback feature used for determining the purchase price, then if the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the amount realized on the disposition of the shares over the purchase price or (2) the excess of the fair market value of the shares on the first day of the offering period over the purchase price.

If, however, the offering period does have a lookback featured used for determining the purchase price, then if the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the amount realized on the disposition of the shares over the purchase price or (2) the excess of the fair market value of the shares on the first day of the offering period over the discounted price on the first day of the offering period.

In either case, any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

AMEND THE PAR PACIFIC HOLDINGS, INC.
2018 EMPLOYEE STOCK PURCHASE PLAN

NEW PLAN BENEFITS

Because the number of shares that may be purchased under the Amended ESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance.

PROPOSAL THREE                 39

OTHER

INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of common stock as of March 5, 2025, of (i) each person who is known by us to own beneficially more than five percent of our outstanding shares of common stock, (ii) each named executive officer, (iii) each of our directors and director nominees and (iv) all of our directors and executive officers as a group.

Beneficial Holders	Amount and Nature of Beneficial Ownership (1)
	Number	Percentage
5% Stockholders:
BlackRock, Inc. (2)	9,564,662	17.6%
The Vanguard Group, Inc. (3)	4,271,319	7.9%
State Street Corporation (4)	3,418,621	6.3%
Directors, Director Nominees, and Named Executive Officers:
Curtis Anastasio (5)	107,372	*
Timothy Clossey (6)	86,069	*
Richard Creamer	70,883	*
Philip Davidson (7)	14,594	*
Shawn Flores	48,586	*
Katherine Hatcher	35,431	*
Jeffrey R. Hollis	29,907	*
Patricia Martinez	6,877	*
William Monteleone (8)	1,048,055	1.9%
William Pate (9)	1,316,162	2.4%
Terrill Pitkin	45,982	*
Robert Silberman (10)	130,663	*
Eric Yeaman	3,830	*
Aaron Zell (11)	6,877	*

All directors and executive officers as a group (14 persons)	2,951,288	5.4%

*	Denotes less than 1% beneficially owned.

OTHER INFORMATION                 41

(1)	Based on 54,350,924 common shares outstanding as of March 5, 2025.
(2)

Information based upon the Schedule 13G/A filed with the SEC on February 5, 2025, by BlackRock, Inc. (“BlackRock”). The address for BlackRock is 50 Hudson Yards, New York, NY 10001. BlackRock has sole voting power with respect to 9,298,607 shares and sole dispositive power with respect to 9,564,662 shares.

(3)

Information based upon the Schedule 13G/A filed with the SEC on January 31, 2025, by The Vanguard Group, Inc. (“Vanguard”). The address for Vanguard is 100 Vanguard Blvd, Malvern, PA 19355. Vanguard has shared voting power with respect to 89,449 shares, sole dispositive power with respect to 4,122,876 shares and shared dispositive power with respect to 148,443 shares.

(4)

Information based upon the Schedule 13G/A filed with the SEC on January 24, 2024, by State Street Corporation (“State Street”). The address for State Street is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114-2016. State Street has shared voting power with respect to 3,345,773 and shared dispositive power with respect to 3,418,621 shares.

(5)	Includes 4,612 shares issuable pursuant to restricted stock units in the event Mr. Anastasio leaves Board service during the period ending sixty days after March 5, 2025.
(6)	Includes 2,799 shares issuable pursuant to restricted stock units in the event Mr. Clossey leaves Board service during the period ending sixty days after March 5, 2025.
(7)	Includes 7,421 shares issuable pursuant to restricted stock units in the event Mr. Davidson leaves Board service during the period ending sixty days after March 5, 2025.
(8)	Includes 625,033 shares issuable upon the exercise of vested options.
(9)

Includes 790,055 shares issuable upon the exercise of vested options. Also includes 1,497 shares issuable pursuant to restricted stock units in the event Mr. Pate leaves Board service during the period ending sixty days after March 5, 2025.

(10)	Includes 70,663 shares issuable pursuant to restricted stock units in the event Mr. Silberman leaves Board service during the period ending sixty days after March 5, 2025.
(11)	Includes 5,184 shares issuable pursuant to restricted stock units in the event Mr. Zell leaves Board service during the period ending sixty days after March 5, 2025.

OTHER

INFORMATION

2024 LEADERSHIP TRANSITION

Following a comprehensive CEO succession planning process undertaken by Par Pacific’s Board, effective as of April 30, 2024, the Board appointed William Monteleone as Chief Executive Officer, replacing William Pate, who retired as CEO and retained his role as a member of the Board and the Executive Committee. The Board feels that Mr. Monteleone is well-qualified and the best choice to serve as Par Pacific’s current President and CEO as evidenced by his demonstrated strong leadership and significant experience gained over his more than a decade of service with Par Pacific. As a key member of Par Pacific’s management team, Mr. Monteleone has long played a vital role in developing and implementing the strategies that Par Pacific has steadfastly executed for nearly a decade, which have been pivotal to Par Pacific’s ability to successfully execute its growth strategy. As part of the Company’s succession planning, in January 2023 Mr. Monteleone was appointed President of the Company. This appointment split the role of President and Chief Executive Officer, which gave Mr. Monteleone additional managerial authority. By making this appointment well in advance of Mr. Pate’s retirement, the Company had continuity within the leadership team during the CEO transition.

In conjunction with Mr. Monteleone’s appointment to his new role and Mr. Pate’s decision to accept the independent directors’ recommendation that he remain on the Board and as a member of the Executive Committee, the Board’s independent directors elected to modify Mr. Pate’s and Mr. Monteleone’s compensation as described below, taking into consideration market practices for similar roles and trends from recent CEO transitions at peer companies.

Summary of Mr. Pate’s 2024 Compensation as Former CEO and Current Board and Executive Committee Member

•	No increase of annual base salary from 2023 to 2024;
•	No restricted stock, performance restricted stock unit, option or other equity-based compensation granted in 2024;
•	Cessation of annual base salary effective April 30, 2024;
•	Acceleration and vesting of unvested restricted stock awards and performance restricted stock unit awards effective April 30, 2024; and
•	Receipt of Board and Board committee retainers like other Board members effective April 30, 2024.

Summary of Mr. Monteleone’s Compensation as President and CEO

•	Increase of annualized base salary from $500,000 to $750,000, effective April 30, 2024;
•	Increase of annual incentive bonus target from 80% to 100% of base salary;
•	Increase in long-term incentives award target value from 250% to 300% of base salary to be split evenly between restricted stock and performance restricted stock units, effective April 30, 2024; and
•	A supplemental one-time grant of 350,000 nonqualified stock options with a ten-year term that cliff-vest after five years.

OTHER INFORMATION                 43

EXECUTIVE OFFICERS

Our executive officers serve at the pleasure of our Board of Directors and are subject to annual appointment by the Board at its first meeting following the annual meeting of stockholders. Our executive officers are listed in the following table, and certain information concerning those officers, except for Mr. Monteleone, who is also a member of the Board, follows the table:

Name	Age	Position
William Monteleone	41	Chief Executive Officer and President
Richard Creamer	59	Executive Vice President, Refining and Logistics
Shawn Flores	36	Senior Vice President, Chief Financial Officer
Ivan Guerra	43	Chief Accounting Officer
Jeffrey R. Hollis	42	Senior Vice President, General Counsel and Secretary
Danielle Mattiussi	54	Senior Vice President, Chief Retail Officer
Terrill Pitkin	43	Senior Vice President, Planning & Commercial

OTHER

INFORMATION

RICHARD CREAMER has served as our Executive Vice President of Refining and Logistics since April 2022. Previously he served as Vice President and Refinery Manager for the Par Pacific Kapolei, Hawaii, HF Sinclair El Dorado, Kansas, and Flint Hills Resources Port Arthur, Texas Refineries and Olefin plants. Previous assignments include a strong background in Leadership, Operations, and Engineering through his extensive experience in the Texas Gulf Coast with Flint Hills Resources, Invista, LyondellBasell, and Koch Industries. Mr. Creamer holds a bachelor’s degree in chemical engineering from Texas Tech University.

SHAWN FLORES has served as our Senior Vice President and Chief Financial Officer since January 2023 and as our Vice President – Finance since 2021. Prior to 2021, Mr. Flores has served in a variety of roles for us since 2014 including Vice President – Strategy and Financial Planning and Director of M&A and Business Development. Mr. Flores holds a master’s degree in finance and a bachelor’s degree in accounting from Texas A&M University.

OTHER INFORMATION                 45

IVAN GUERRA has served as our Vice President and Chief Accounting Officer since March 2018, and as our Corporate Controller since January 2017. Prior to joining Par Pacific, Mr. Guerra served as Global Assistant Controller at Ascend Performance Materials. Previously, Mr. Guerra was a Senior Manager in KPMG Houston’s Audit practice where his clients included public and private clients across various industries. Mr. Guerra holds a bachelor’s degree in accounting from University of Houston. Mr. Guerra is a Certified Public Accountant licensed in the state of Texas and a member of the American Institute of Certified Public Accountants.

JEFFREY R. HOLLIS has served as our Senior Vice President, General Counsel and Secretary since January 2023 and as our Vice President, General Counsel and Secretary since January 2022. Previously, he served as Associate General Counsel and Assistant Secretary since 2015. Mr. Hollis began his career in the corporate practice group of Baker Botts LLP, where his practice focused on mergers and acquisitions, capital markets transactions, securities regulation, and corporate governance. Mr. Hollis holds a bachelor’s degree in history and a minor in Political Science from University of California – Los Angeles (UCLA) and a juris doctorate from Vanderbilt University.

OTHER

INFORMATION

DANIELLE MATTIUSSI has served as our Senior Vice President & Chief Retail Officer since January 2023. Prior to joining Par Pacific, Ms. Mattiussi served as Vice President of Retail Operations for Maverik. Previously, she served in a variety of marketing, business development, and technology sales and product management roles with Canon USA and Eastman Kodak. Ms. Mattiussi holds a bachelor’s and a master’s degree in accounting, both from DePaul University and an MBA from University of Utah.

TERRILL PITKIN has served as our Senior Vice President, Planning & Commercial since May 2023. Prior to that, Mr. Pitkin served as our Vice President of Planning & Optimization since April 2020. Mr. Pitkin joined Par Pacific in November 2014 and has held several commercial and planning leadership roles. Prior to joining Par Pacific, Mr. Pitkin served in a variety of engineering and operations roles at the Marathon Petroleum refinery in Galveston and the BP refinery in Texas City. Mr. Pitkin holds a bachelor’s degree in chemical engineering from Lamar University and an MBA from University of Houston – Clear Lake.

OTHER INFORMATION                 47

EXECUTIVE

COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our compensation program, as well as to discuss the compensation earned by our named executive officers for 2024. Our Compensation Committee (the “Committee”) oversees our executive compensation program. The Committee reviews and establishes the compensation for our executive officers and is responsible for administering and awarding grants of equity awards under our existing stock incentive plans.

Our 2024 executive compensation program was designed to align the interests of our executives with those of our stockholders through long-term stock-based awards and cash payouts linked to Company and individual performance.

Named Executive Officers

For 2024, our named executive officers were:

•	William Pate, former Chief Executive Officer;
•	William Monteleone, Chief Executive Officer and President;
•	Richard Creamer, Executive Vice President, Refining and Logistics;
•	Shawn Flores, Senior Vice President, Chief Financial Officer;
•	Jeffrey R. Hollis, Senior Vice President, General Counsel and Secretary; and
•	Terrill Pitkin, Senior Vice President, Planning & Commercial.

In this proxy statement, we refer to William Monteleone, Richard Creamer, Shawn Flores, Jeffrey R. Hollis, and Terrill Pitkin and, for periods prior to his retirement on April 30, 2024, William Pate, as our “Named Executive Officers.”

2024 Key Business Highlights and Compensation Actions

Compensation for 2024 was primarily driven by the Company’s financial results. In addition to positive net income, strong operational execution, and strong safety results, the Company also successfully continued the integration of the Billings refinery and successfully transitioned the role of CEO, while advancing its Hawaii renewable fuels project and retail growth strategies.

We continue to expect that the core elements of our executive compensation program in the future will incentivize the profitable operation of our refining, retail and logistics business segments, support our ongoing acquisition strategy, drive energy transition efforts, and encourage the creation of stockholder value. The Committee is also committed to continued enhancements in response to executive compensation trends and regulatory developments. For a reconciliation of Adjusted EBITDA to the measures we believe to be the most directly comparable to those measures under GAAP, please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations—Non-GAAP Performance Measures—Adjusted Net Income (Loss) and Adjusted EBITDA” in our Annual Report on Form 10-K for the year ended December 31, 2024.

EXECUTIVE COMPENSATION                 49

Our Philosophy on Executive Compensation

Our compensation philosophy is to provide competitive compensation packages that attract, retain, and motivate talented executives and managers while aligning the interests of management and our stockholders. To this end, our compensation for 2024 reflected the Company’s financial, operational performance and safety results.

Our compensation programs are generally structured to provide a balanced portfolio of both cash and equity compensation elements. Going forward, we expect that our overall compensation will involve multiple elements to deliver a total package, including cash and equity compensation components and incentives, to increase stockholder value. In addition, the Committee has and will retain discretion to adjust as necessary to balance the overall performance of the Company and the individual performance of our executive officers such that we maintain a “pay-for-performance” philosophy.

The Committee generally applies its compensation philosophy and policies consistently in determining the compensation of each of our senior executive officers, while being mindful of individual differences such as experience, level of responsibility, potential contributions to future growth opportunities and individual performance, as well as the practical implications of arms-length negotiations at the time each executive officer is hired or promoted. Greater relative percentages of potential compensation are at risk for the most senior executive officers to reflect their respective areas and levels of responsibility for the Company’s performance. The Committee may review salaries or grant long-term incentive awards at other times during the year because of new appointments or promotions, or for retention or other strategic reasons. The Committee does not time the grants of long-term incentive awards around Par Pacific’s release of undisclosed material information.

We engage in stockholder, stakeholder, and proxy advisor outreach to solicit input on our compensation programs, including participation of our Board and/or members of our senior management team. Our compensation philosophy is informed by these discussions.

EXECUTIVE
COMPENSATION

Consideration of Say-on-Pay Results

At our annual meeting of stockholders held in May 2023, approximately 99% of the votes cast on the advisory vote to approve the compensation of our Named Executive Officers were voted in favor of the proposal. The Committee believes that this affirmed our stockholders’ support for the Company’s approach to executive compensation and, therefore, we have not implemented any changes to our executive compensation program as a direct result of the advisory vote.

As set forth in the charts below, a significant percentage of the total compensation targets in 2024 for the Chief Executive Officer and the other Named Executive Officers as a group was at risk and subject to the performance of the individual officer and the Company.

The Committee oversees our executive compensation program. Each Committee member is an independent director and a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act. The Committee develops and recommends to the Board the overall compensation package for our Chief Executive Officer and, with the additional assistance of our Chief Executive Officer, for each of our other executive officers. Our Chief Executive Officer does not participate in determining his compensation. Although objective criteria may be used, the Committee retains final discretion in determining the compensation of our executive officers. In general, the Committee makes its final award determinations based on Company performance in the first quarter following the end of each fiscal year.

In implementing and administering the Company’s compensation philosophy, the Committee:

•	Reviews market data to assess the competitiveness of the Company’s compensation policies;
•	Evaluates the Company’s compensation policies compared to its peers and in the context of broader industry surveys;
•	Reviews the Company’s performance against the Company’s plans and budgets and considers the degree of attainment of performance goals and objectives; and
•	Reviews the individual performance of each executive officer.

The Committee makes significant decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations, reviewing final recommendations, and reviewing advice of independent executive compensation and legal advisors before acting. The Committee also holds special meetings as necessary to perform its duties.

EXECUTIVE COMPENSATION                 51

Role of the Chief Executive Officer

As part of its review and determination of the Company’s compensation objectives, philosophy, programs and decisions, the Committee works with and receives advice and recommendations from our Chief Executive Officer (other than with respect to his own compensation). The Committee’s charter provides that our Chief Executive Officer may attend meetings at which the compensation of other Named Executive Officers is under consideration. In this capacity, the Chief Executive Officer may take the following actions:

•	Work with the Committee regarding the approval of all general compensation plans and policies, including pension, savings, incentive and equity-based plans;
•	Review and determine the respective corporate and individual goals and objectives for the other Named Executive Officers relevant to their compensation;
•	Provide the Committee with an evaluation of the performance of the other Named Executive Officers considering their respective corporate and individual goals and objectives; and
•	Recommend to the Committee the compensation levels of the other Named Executive Officers.

The Committee considers the recommendations of our Chief Executive Officer, together with the review by its independent compensation consultant, in making independent determinations regarding executive compensation.

Our Chief Executive Officer frequently attends Committee meetings, other than those portions that are held in executive session, but he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee’s charter.

Role of Compensation Committee Consultants

The Committee engaged Meridian as its independent compensation consultant. Meridian advised the Committee in connection with (i) the review of our peer group, (ii) the review and assessment of executive compensation levels and mix, (iii) the review and assessment of executive compensation program design features, and (iv) the review and assessment of the Company’s share usage and related effect on stockholder dilution. In compliance with SEC rules, the Committee has assessed the independence of Meridian and concluded that no conflict of interest exists that would prevent Meridian from independently representing the Committee. Meridian does not currently provide any services to the Company other than the services provided directly to the Committee. Billing by Meridian is provided directly to, and approved for payment by, the Committee.

Benchmarking Executive Compensation

Our philosophy emphasizes “pay for performance” with achievement of competitive objectives driving executive officer pay, while being mindful of individual differences such as tenure and performance, as well as the practical implications of pay being the product of an arms-length negotiation at the time an executive officer is hired or promoted. At the Committee’s request, Meridian conducted a competitive review of our executive compensation program and was tasked by the Committee with updating the Company’s peer group for compensation purposes.

Customized Peer Group

As our business profile has evolved over time, the Committee has continued to re-evaluate our peer group composition. The Committee, with the advice of Meridian, reviewed the appropriateness of our existing peer group given the continued expansion of our business operations through acquisitions. In addition, the Committee considered the following criteria in reviewing and selecting peer companies: (i) revenue, (ii) market capitalization, (iii) sub-industry classification, and (iv) business model. The Committee also considered the growth of the Company’s refining operations with the acquisition of the Billings refinery and associated assets. Based on this review, the Committee retained all of the companies included in the prior year peer group and added one additional company to the peer group. NuStar Energy, L.P. is included in our peer group for the period of time prior to May 2024 when it was acquired by Sunoco LP. Sunoco LP continues to remain in our peer group. Arko Corp., a specialty retailer that operates convenience stores and sells fuel, was added to our peer group. Since Vertex Energy, Inc. emerged from Chapter 11 bankruptcy as a privately held company on January 21, 2025, we no longer expect them to be included in our peer group.

EXECUTIVE
COMPENSATION

Our peer group had median annual revenues of approximately $5.0 billion and median market capitalization of approximately $1.6 billion as of December 31, 2024. The following table identifies the peer group companies along with their respective GICS sub-industry classifications:

Company Name	GICS Sub-Industry
Arko Corp.	Specialty Stores
Calumet, Inc.	Oil and Gas Refining and Marketing
Casey’s General Stores, Inc.	Food Retail
CrossAmerica Partners LP	Oil and Gas Storage and Transportation
CVR Energy, Inc.	Oil and Gas Refining and Marketing
Darling Ingredients Inc.	Agricultural Products
Delek U.S. Holdings, Inc.	Oil and Gas Refining and Marketing
Green Plains Inc.	Oil and Gas Refining and Marketing
NuStar Energy, L.P.*	Oil and Gas Refining and Marketing
Parkland Corporation	Oil and Gas Refining and Marketing
Stepan Company	Specialty Chemicals
Sunoco LP	Oil and Gas Refining and Marketing
Tronox Holdings PLC	Commodity Chemicals
Vertex Energy, Inc.**	Oil and Gas Refining and Marketing
Par Pacific Holdings, Inc.	Oil and Gas Refining and Marketing

*	NuStar Energy, L.P. was acquired by Sunoco LP in May 2024. The revenue and assets for NuStar Energy, L.P. reflect the most recently reported results prior to the acquisition.
**	Vertex Energy, Inc. filed for bankruptcy under Chapter 11 of the U.S. Bankruptcy Code on September 24, 2024 and emerged a privately-held company on January 21, 2025.

The peer group above was used to benchmark 2024 total compensation levels of our senior executive officers and provide a framework for 2025 total compensation decisions and structures.

EXECUTIVE COMPENSATION                 53

Our incentive plans provide the Committee with the flexibility to reward outstanding performance significantly above the targeted range described below. Conversely, when performance is below expectations, our plans provide the Committee the flexibility to reduce compensation below the targeted range, and to allow the Committee the discretion to reduce or eliminate certain compensation elements.

OVERVIEW OF COMPENSATION ELEMENTS

The list below summarizes the general elements and characteristics of our executive compensation programs. Detailed narratives of these compensation elements are provided below under “2024 Compensation Structure.”

•	Base salary: Base salary is determined by our philosophy, the position (e.g., skills, duties, responsibilities, etc.), market pay levels and trends, individual performance and prior salary;
•

Annual incentive awards: Variable compensation payable in cash (or at the discretion of the Committee, shares of restricted stock and/or stock options) following the fiscal year the pay is earned based upon the Committee’s determination in their discretion of performance; and

•	Long-term incentive awards: Variable compensation payable in time-vested and/or performance-based shares of restricted stock, restricted stock units and/or stock options.

Determination of 2024 Compensation

In determining the compensation of our Named Executive Officers in 2024, the Committee considered the Company’s operating and financial performance, individual performance, market data, and the following management goals:

•	Maintain company profitability based on certain financial targets;
•	Meet certain operational targets safely, cleanly and reliably;
•	Promote cost measurement and reporting cadence;
•	Develop project portfolio to advance renewable production targets and provide diversification to conventional business;
•	Develop and implement retail growth strategies to enhance long term retail brand value;
•	Successful completion of major turnaround planning and execution; and
•	Promote core values among the work force.

EXECUTIVE
COMPENSATION

2024 COMPENSATION STRUCTURE

Base Salary

Base salary provides a secure fixed level of compensation in an amount that recognizes the role and responsibilities of the executive officer, as well as their experience, performance, and contributions. The Committee typically reviews the salaries of our Named Executive Officers annually (late in the fourth quarter or early the following year). The amount of any increase is based primarily on the named executive officer’s performance, the level of his or her responsibilities and the external competitiveness of his or her base salary and overall total compensation. In addition, the Committee may review the salaries of our Named Executive Officers in connection with a promotion or other change in responsibility. The Committee’s review of these factors is subjective, and no fixed value or weight is assigned to any specific factor when making salary decisions.

The base salaries of Messrs. Creamer, Flores, Hollis and Pitkin were increased to $500,000, $425,000, $420,000 and $350,000, respectively, from 2023 to 2024. The base salaries of Messrs. Pate and Monteleone were not adjusted from 2023 to 2024. In conjunction with our CEO transition, and after consideration by the Committee and the Board’s independent directors of survey data provided by the independent compensation consultant, among other items, Mr. Monteleone’s’ annualized base salary was increased from $500,000 to $750,000, effective April 30, 2024. Following the transition, Mr. Pate only receives Board and Board committee retainers like other Board members.

2024 Annual Incentive Plan

The 2024 annual incentive plan had the following objectives:

•	To incentivize our executive officers to achieve key financial, operational, and individual performance goals;
•	To create and sustain employee ownership in and financial rewards tied to the Company’s success;
•	To create alignment with critical success factors and core values of safety and environmental accountability; and
•	To recognize the importance of operational reliability in the Company’s financial success.

2024 Annual Incentive Target Opportunity

Named Executive Officer	Annual Incentive Target Opportunity (% of Base Salary)
William Pate*	100.0%
William Monteleone**	100.0%
Richard Creamer	80.0%
Shawn Flores	85.0%
Jeffrey R. Hollis	70.0%
Terrill Pitkin	60.0%

* Mr. Pate retired as Chief Executive Officer effective April 30, 2024.

** Mr. Monteleone was appointed Chief Executive Officer effective April 30, 2024.

EXECUTIVE COMPENSATION                 55

Based on achieved individual performance, a Named Executive Officer may earn between 0% and 140% of their annual incentive target.

2024 Annual Performance Measures and Achieved Performance

The Compensation Committee approved the following individual and group performance components for the 2024 annual incentive plan (“AIP”). The individual performance component is based on each employee’s individual performance based on the employee’s role and responsibility. The group performance component is based on health, safety, environmental and operational performance (50%); an Adjusted EBITDA component (25%); and a Modified Free Cash Flow component (25%). The Committee selected these performance measures to align pay with the Company’s financial results while also emphasizing safety, environmental, and operational performance.

Performance Measure	Description
Adjusted EBITDA Component and Modified Free Cash Flow Component

The Adjusted EBITDA component is targeted at 25% of the AIP. This component can range between 0.00% and 200% of the 25% target.

For a definition of Adjusted EBITDA, please see “Results of Operations—Non-GAAP Performance Measures— Adjusted Net Income (Loss) and Adjusted EBITDA” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Achievement of budgeted Adjusted EBITDA results in an Adjusted EBITDA component of 25%. This number is adjusted up or down to a maximum of 200% of target based on actual Adjusted EBITDA relative to budget. In 2024, the Adjusted EBITDA component was 16.4% as a result of the Company’s financial results.

The Modified Free Cash Flow component is targeted at 25% of the AIP. This component can range between 0.00% and 200% of the 25% target. Modified Free Cash Flow is Adjusted EBITDA minus the Company’s cash interest expense, minus cash taxes, minus the amount of annual maintenance capital expenditures, and minus amortized turnaround expenses.

Achievement of budgeted Modified Free Cash Flow re- sults in a Modified Free Cash Flow component of 25%. This number is adjusted up or down based on actual Modified Free Cash Flow relative to budget. In 2024, the Modified Free Cash Flow component was 7.5% as a result of the Company’s financial results.

EXECUTIVE
COMPENSATION

Performance Measure	Description
Group Performance Component

The Group performance component for the Named Executive Officers, except the Executive Vice President, Refining and Logistics and Senior Vice President, Planning & Commercial, was measured based on (i) refining and logistics group performance (weighted 40%), (ii) retail group performance (weighted 25%), (iii) cost measurement information systems (weighted 10%), (iv) commercial group performance (weighted 15%), and (v) renewable group performance (weighted 10%).

The Group performance component for the Executive Vice President, Refining and Logistics was measured based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Refining and Logistics. The Group performance component for Refining and Logistics was measured based on an average of (i) Hawaii refining group performance, (ii) Hawaii logistics group performance, (iii) Washington refining and logistics group performance, (iv) Wyoming refining group performance, (v) Montana refining group performance, and (vi) Wyoming and Montana logistics group performance.

The Group performance component for the Senior Vice President, Planning & Commercial was measured based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Commercial. The Group performance component for Commercial was measured based on the Commercial’s group performance.

Individual Performance Component

The Individual performance component measures each Named Executive Officer’s personal contributions towards satisfaction of our strategic objectives. These strategic objectives were set based upon each Named Executive Officer’s specific job and responsibilities. Individual performance is determined on a 1 to 5 level basis, with 100% target bonus at level 3 and bonus targets ranging from a floor of 0% at level 1 and up to a maximum of 140% at level 5.

•	Group Metric = Adjusted EBITDA Component (16.4%) + Modified Free Cash Flow Component (7.5%) + Group Performance Component (41.6% to 45.4%).
•	Individual Metric = Individual Performance Component (0% to 140%)

EXECUTIVE COMPENSATION                 57

The amount of each named executive officer’s bonus was then determined by the following formula:

Annual Incentive Plan Cash Bonus = Annual Base Salary x Target Percentage x Group Metric x Individual Metric

Individual targets, individual and group performance and non-equity incentive awards relating to 2024 performance for Named Executive Officers were as follows:

Name	Base Salary ($)	Group Metric (%)	Individual Metric (%)	Annual Incentive Plan Target (% of base salary)	2024 Non-Equity Incentive Award ($)
William Pate (1)	$795,000	65.7%	0%	100.0%	$0
William Monteleone (2)	$750,000	65.7%	100%	100.0%	$492,750
Richard Creamer (3) (4)	$500,000	67.3%	110%	80.0%	$295,951
Shawn Flores	$425,000	65.7%	100%	85.0%	$237,341
Jeffrey R. Hollis	$420,000	65.7%	100%	70.0%	$193,158
Terrill Pitkin (3) (5)	$350,000	69.3%	100%	60.0%	$145,488

(1)	Mr. Pate retired as Chief Executive Officer effective April 30, 2024. Mr. Pate’s individual metric is 0% dues to his retirement.
(2)	Mr. Monteleone was appointed Chief Executive Officer effective April 30, 2024.
(3)	Messrs. Creamer and Pitkin each received a 2024 Non-Equity Incentive Award rounded up or down at the discretion of the Compensation Committee.
(4)

Mr. Creamer’s Group Metric is based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Refining and Logistics.

(5)	Mr. Pitkin’s Group Metric is based on 30% of the weighted average of the Group performance component for the other Named Executive Officers and 70% of the Group performance component for Commercial.

In February 2025, the Committee confirmed the cash incentive awards for 2024 performance in accordance with the bonus formula above as part of the annual compensation process. These awards were paid in the first quarter of 2025. The Committee retains the discretion to adjust the results for any given year and to increase or decrease the size of any performance-based award or payout. In addition, performance-based awards or payouts are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with the Policy for the Recovery of Erroneously Awarded Compensation adopted by our Board of Directors effective October 24, 2023. See “Policy for the Recovery of Erroneously Award Compensation (‘‘Clawback Policy’’) below.

EXECUTIVE
COMPENSATION

Long-Term Incentive Plan

During 2024, the Committee granted three types of long-term incentive awards to our Named Executive Officers: restricted stock, performance restricted stock units, and options. The Committee determined the size of each equity grant to our Named Executive Officers based on our operating and financial performance, individual performance, and market data. Additionally, the Committee determined the size of the equity grant for the newly appointed CEO based on its evaluation of competitive market data, the Company’s operating and financial performance, and the strategic importance of retaining and incentivizing leadership during the transition.

Restricted Stock

The Committee believes that the grant of time-vested restricted stock encourages retention of our Named Executive Officers and aligns the interests of our Named Executive Officers with the interests of our stockholders in creating incentives for long-term value creation. Beginning in 2023, awards of restricted stock vest ratably over a three-year period. The Committee approved the following grants of restricted stock to our Named Executive Officers in 2024:

Named Executive Officer	Restricted Stock Award ($)	Shares of Common Stock (#)
William Pate (1)	$—	—
William Monteleone	$1,406,771	35,988
Richard Creamer	$330,037	8,443
Shawn Flores	$250,020	6,396
Jeffrey R. Hollis	$195,020	4,989
Terrill Pitkin	$219,490	5,615

(1)	Mr. Pate retired as Chief Executive Officer effective April 30, 2024. Mr. Pate did not receive a restricted stock award in 2024 due to his retirement.

Stock Options

The Committee believes that the grant of stock options awards effectively aligns the interests of our Named Executive Officers with the interests of our stockholders as such awards incentivize our Named Executive Officers to enhance share price over the long-term. In 2024, the Committee approved a supplemental one-time grant of 350,000 nonqualified stock options to Mr. Monteleone in connection with his promotion to CEO. The exercise price of the 10-year options is $30.80, our closing stock price on the date of grant, and the options cliff vest on April 30, 2029 based on continued employment.

EXECUTIVE COMPENSATION                 59

Performance-Based Restricted Stock Units

In 2024, the Committee approved the grant of performance restricted stock units to our Named Executive Officers. These grants are earned based on a payout matrix determined by the Committee that is based on three-year aggregate Adjusted EBITDA as a percentage of budged Adjusted EBITDA and total shareholder return as a percentage of the average total shareholder return of a designated peer group. The Committee believes that the grant of performance restricted stock units effectively aligns the interests of our Named Executive Officers with the interests of our stockholders because the grants encourage achievement of financial and total stock performance goals that help to create stockholder value. If threshold performance goals are not achieved, none of the target amount of restricted stock units may be issued. If threshold performance goals are exceeded, up to 200% of the targeted amount of restricted stock units may be issued.

Named Executive Officer	PSU Award Value ($) (1)	PSUs Awarded (#) (1)
William Pate (2)	$—	—
William Monteleone	$625,010	15,989
Richard Creamer	$330,037	8,443
Shawn Flores	$250,020	6,396
Jeffrey R. Hollis	$195,020	4,989
Terrill Pitkin	$219,490	5,615

(1)

The value of the restricted stock units was determined by the Board of Directors, upon recommendation of the Compensation Committee, on February 23, 2024, based on the NYSE closing price of our stock on such date.

(2)	Mr. Pate retired as Chief Executive Officer effective April 30, 2024. Mr. Pate’s did not receive a performance-based restricted stock unit award in 2024 due to his retirement.

CEO Compensation

The Committee believes that the Chief Executive Officer has the most control and responsibility for our overall performance of any officer and, accordingly, it is appropriate that he have the relatively greatest percentage of compensation be at risk and tied to our overall performance to best align his interests with those of our stockholders. Due to his responsibility for our performance as Chief Executive Officer, consistent with the intents and purposes of the compensation structure, the Chief Executive Officer’s restricted stock, stock options, and performance-based restricted stock unit compensation is structured to be materially higher than the other named executive officers.

Retirement Benefits

The Company maintains a 401(k) plan under which all full-time employees, including the named executive officers, are eligible to participate. Employee contributions are limited to the maximum amount allowed by the Internal Revenue Code of 1986, as amended (the “Tax Code”).

Employee Stock Purchase Plan

The primary purpose of the ESPP is to assist eligible employees in acquiring a stock ownership interest in the Company. Under the ESPP, eligible employees, including Named Executive Officers, may purchase Company stock at a discount of up to 15% off the fair market value on the purchase date.

EXECUTIVE
COMPENSATION

Perquisites

The Company does not currently offer perquisites to its Named Executive Officers that are not available to other employees.

Determining Benefit Levels

The Committee reviews benefit levels periodically to ensure that the plans and programs create the desired incentives for our employees, including Named Executive Officers, which are generally competitive with the applicable marketplace, are cost-effective, and support our human capital needs. Benefit levels are not tied to Company, business area or individual performance, or to gains realized upon the exercise of stock options or the sale of restricted stock.

Non-Qualified Deferred Compensation Plan

On February 28, 2017, the Board, upon the recommendation of the Committee, approved the adoption of the Par Pacific Holdings, Inc. Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The effective date of the Deferred Compensation Plan was March 7, 2017. The primary rationale for adopting the Deferred Compensation Plan was to provide an opportunity for individual retirement savings on a tax- and cost-effective basis. No amounts were deferred under the Deferred Compensation Plan in 2024.

The Deferred Compensation Plan is intended to be a non-qualified deferred compensation plan that complies with the provisions of Section 409A of the Tax Code. The Deferred Compensation Plan provides a select group of senior management employees (including our Named Executive Officers) and directors who are not employees of the Company with the opportunity to defer the receipt of certain cash compensation. The obligations of Par Pacific under the Deferred Compensation Plan will be general unsecured obligations of Par Pacific to pay deferred compensation in the future to eligible participants in accordance with the terms of the Deferred Compensation Plan from the general assets of Par Pacific. Each participant may elect to defer under the Deferred Compensation Plan a portion of his or her cash compensation that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Deferred Compensation Plan. With certain exceptions, deferred compensation obligations will be paid upon: (1) a fixed payment date, as elected by a participant; (2) a participant’s separation from service with Par Pacific; (3) the date of the participant’s death; or (4) the date on which a change in control occurs, as defined by the Deferred Compensation Plan. Payments under the Deferred Compensation Plan shall be made in the form of a cash lump sum.

Severance Plan for Senior Officers

On February 28, 2017, the Board, upon the recommendation of the Committee, approved the adoption of the Par Pacific Holdings, Inc. Severance Plan for Senior Officers (as amended, the “Severance Plan”). The effective date of the Severance Plan was March 7, 2017, and the Severance Plan was subsequently amended on May 1, 2017, and May 23, 2022. The Severance Plan is designed to allow participating executives (including our Named Executive Officers) to continue to focus their attention on our business operations and strategic plans without undue concern over their own financial situation, particularly during periods when substantial disruptions and distractions might otherwise prevail.

EXECUTIVE COMPENSATION                 61

The Severance Plan generally provides certain severance benefits if a participating executive is discharged without cause or the executive submits a resignation for a good reason, as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the executive’s execution of a general release of liability against Par Pacific, the Severance Plan provides the following payments and benefits to the executive officer:

•	Payment of one (1) year’s base annual compensation at the time of the executive’s discharge for a Qualifying Termination; and

•	Payment of the average annual bonus paid to the executive over the three years prior to the executive’s discharge for a Qualifying Termination.

In addition, in the event of a Qualifying Termination during the 24-month period following a change in control, as defined in the Severance Plan, and subject to the applicable participant’s execution of a general release of liability against Par Pacific, the Severance Plan provides the following payments and benefits to such executive officers instead of the payments set forth above:

•

Payment of twenty-four (24) months of base annual compensation in effect at the time of such executive’s discharge for a Qualifying Termination in the case of the Chief Executive Officer of Par Pacific, or eighteen (18) months of base annual compensation in effect at the time of such executive’s discharge for a Qualifying Termination in the case of any other executive;

•	Payment of the average annual bonus paid to the executive over the three years prior to the executive’s discharge for a Qualifying Event; and

•	Accelerated vesting of the executive’s outstanding unvested equity awards.

Potential payments to our Named Executive Officers that relate to severance pay and termination benefits (including upon a change in control) are described in further detail below in the section entitled “Named Executive Officer Compensation - Potential Payments upon Termination or Change in Control.”

Compensation Policies

Short-Sale, Derivative and Hedging Trading Restrictions

To avoid any appearance of a conflict of interest and to prevent opportunities for trading in violation of applicable securities laws, the Company’s Insider Trading Policy prohibits our officers, directors and certain other employees from engaging in transactions in which they may profit from short-term speculative swings in the value of the Company’s securities or hedge the economic risk inherent with their ownership of our common stock. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future), “put” and “call” options or other derivative securities and hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, this policy is intended to ensure compliance with all insider trading rules relating to the Company’s securities.

EXECUTIVE
COMPENSATION

Return and/or Forfeiture of Performance-Based Payments or Awards

As required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any applicable laws, rules or regulations promulgated by the Securities and Exchange Commission from time to time, our Board of Directors will, to the extent permitted by applicable law, in all appropriate cases, require reimbursement of any bonus or incentive compensation paid to an employee, cause the cancellation of long-term incentive awards, and seek reimbursement of any gains realized on the exercise or vesting of long-term incentive awards attributable to such awards, if and to the extent that: (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; (b) our Board of Directors or an appropriate committee determines that the employee engaged in any fraud or misconduct which caused or contributed to the need for the restatement; and (c) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.

‘‘No Fault’’ Clawback Policy

We have adopted a Clawback Policy to recapture incentive-based compensation awarded to executive officers in the event of restatements of the Company’s financial statements regardless of whether the executive officer contributed to the restatement in accordance with SEC and NYSE requirements. See “Policy for the Recovery of Erroneously Award Compensation (‘‘Clawback Policy’’) below.

Timing of Equity Awards

The Compensation Committee is responsible for granting equity awards to align executive compensation with long-term shareholder interests. The committee follows a structured approach to the timing and pricing of equity grants to ensure consistency and transparency. Equity awards, including stock options, restricted stock, and performance stock units, are typically granted at the first Compensation Committee meeting of the year, subject to approval of the Board of Directors. The grant date is the date of this meeting, and the fair market value is based on the closing stock price on that date. In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. Equity awards to newly hired executives are approved by the Compensation Committee at the first regularly scheduled meeting following the executive’s start date. The grant date is the date of this meeting, and the fair market value is based on the closing stock price on the executive’s start date. When an executive is promoted, the Compensation Committee may grant additional equity awards, effective as of the committee’s approval date and the fair market value is based on the closing stock price on such date. The company does not time or structure equity grants in coordination with the release of material non-public information (MNPI) or for the purpose of affecting the value of executive compensation. To maintain consistency and prevent potential manipulation, the Company prohibits “spring-loading” and “bullet-dodging” in equity grant practices.

EXECUTIVE COMPENSATION                 63

COMPENSATION
COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company's management and based on such review and discussions and such other matters deemed relevant and appropriate by the Committee, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.

COMPENSATION COMMITTEE

Katherine Hatcher (Chair)

Patricia Martinez

Eric Yeaman

Narrative Disclosure of Compensation Policies and Practices as Related to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from our compensation policies and practices that are reasonably likely to have a material adverse effect on us, we are required to discuss those policies and practices for compensating our employees (including employees that are not named executive officers) as they relate to our risk management practices and the possibility of incentivizing risk-taking. We have determined that the compensation policies and practices established with respect to our employees are not reasonably likely to have a material adverse effect on us and, therefore, no such disclosure is necessary.

Named Executive Officer Compensation

Summary Compensation Table. The following table sets forth information regarding compensation earned during the last three fiscal years by our Named Executive Officers for the fiscal years ended December 31, 2024, 2023, and 2022.

COMPENSATION COMMITTEE REPORT                 65

SUMMARY COMPENSATION TABLE FOR FISCAL YEARS ENDED

DECEMBER 31, 2024, 2023, AND 2022

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Nonequity incentive plan compensation ($) (2)	All Other Compensation ($) (3) (4) (5)	Total ($)
	2024	$357,154	$—	$49,991	$—	$—	$13,161,030	$13,568,175
William Pate – Former Chief Executive Officer (6)	2023	$783,462	$—	$1,837,523	$—	$1,793,020	$19,800	$4,333,805
	2022	$728,269	$—	$875,009	$2,427,291	$1,010,000	$18,300	$5,058,869
	2024	$662,746	$—	$2,031,781	$6,556,270	$492,750	$71,964	$9,815,511
William Monteleone – President and Chief Executive Officer	2023	$497,692	$—	$1,000,018	$—	$542,400	$19,800	$2,059,910
	2022	$435,192	$—	$331,986	$497,293	$690,000	$14,471	$1,968,942
	2024	$488,462	$—	$660,074	$—	$295,951	$20,700	$1,467,774
Richard Creamer – Executive Vice President, Refining and Logistics	2023	$436,154	$—	$588,023	$—	$600,000	$19,815	$1,643,992
	2022	$274,615	$—	$249,998	$—	$729,516	$13,523	$1,267,652
Shawn Flores – Senior Vice President, Chief Financial Officer (7)	2024	$420,192	$—	$500,039	$—	$237,341	$20,700	$1,178,272
	2023	$387,423	$—	$461,990	$—	$400,000	$21,556	$1,270,969
Jeffrey R. Hollis – Senior Vice President, General Counsel, and Secretary (7)	2024	$414,231	$—	$390,040	$—	$193,158	$14,185	$1,011,614
	2023	$374,490	$—	$455,014	$—	$400,000	$13,520	$1,243,024
Terrill Pitkin – Senior Vice President, Commercial & Planning (8)	2024	$346,154	$—	$438,981	$—	$145,488	$20,700	$953,852

(1)

The amounts shown represent the aggregate grant date fair value for stock, option, and performance restricted stock unit awards granted to the Named Executive Officers pursuant to the 2012 Long-Term Incentive Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 19 - Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2024, included in our 2024 Annual Report on Form 10-K filed with the SEC on February 28, 2025.

(2)	The Non-Equity Incentive compensation reported in this column was earned in fiscal years 2024, 2023, and 2022 and paid in fiscal years 2025, 2024, and 2023, respectively.
(3)

All Other Compensation for Messrs. Pate, Monteleone, Creamer, Flores, Hollis, and Pitkin includes the Company’s matching contribution to such individual’s 401(k) plan in the amount of $17,979, $19,000, $20,700, $20,700, $14,185 and $20,700, respectively.

(4)

In connection with a new performance restricted stock unit philosophy, which was updated to reflect and revise performance metrics following the acquisition of the Billings refinery and associated assets, 29,343 of Mr. Pate’s and 11,133 of Mr. Monteleone’s 2022 performance stock units were fully vested on February 23, 2024 at a value of $849,109 and $52,964, respectively.

(5)

In connection with Mr. Pate’s retirement and agreement to continue to serve as a Board member and on the Executive Committee, the Company vested (a) 47,890 shares of unvested restricted common stock net of applicable taxes, (b) 42,476 performance restricted stock units net of applicable taxes, and (c) 202,753 stock options net of applicable taxes on May 1, 2024. The value of the accelerated restricted common stock and performance restricted stock units was calculated based on the closing stock price of $39.09 per share on February 23, 2024, resulting in a total reported value of $9,120,181. Additionally, Mr. Pate’s option awards were modified to allow for the exercise period to extend through the original contractual term of each award resulting in a value of $3,191,740 computed in accordance with FASB ASC Topic 718.

(6)

Mr. Pate retired as Chief Executive Officer effective April 30, 2024, but continues to serve as a Board member. As of that date, he receives cash and restricted stock compensation for his Board service. His 2024 salary amount includes $299,654 as CEO and $57,500 as a Board member. He also received 1,015 and 1,318 restricted stock awards on July 5, 2024 and October 5, 2024 respectively, for his Board service with a total value of $24,989 and $25,002 respectively, based on the closing stock price on the grant date.

(7)	Mr. Flores and Mr. Hollis each became a named executive officer for the first time during 2023.
(8)	Mr. Pitkin became a named executive officer for the first time during 2024.

COMPENSATION
COMMITTEE REPORT

Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between compensation of our Chief Executive Officer or principal executive officer (“PEO”) and Named Executive Officers (“NEOs”) and certain financial performance measures of the Company for the fiscal years ended on December 31, 2024, December 31, 2023, December 31, 2022, December 31, 2021, and December 31, 2020. For further information on the Company’s pay-for-performance philosophy and how executive compensation aligns with the Company’s performance, refer to the “Executive Compensation - Compensation Discussion and Analysis” section of this proxy statement.

	Summary Compensa- tion Table		Compensa-		Average		Value of Initial Fixed $100 Investment Based On:
Year	Total for PEO for President and CEO William Monteleone	Summary Compensation Table Total for PEO for former CEO William Pate	tion Actually Paid to PEO for President and CEO William Monteleone	Compensation Actually Paid to PEO for former CEO William Pate	Summary Compensa- tion Table Total for Non-PEO NEOs	Average Compensa- tion Actually Paid to Non- PEO NEOs	Total Share- holder Return	Peer Group Total Shareholder Return	Net Income (000’s)	Modified Free Cash Flow per Share (Non- GAAP)
	(1)(2)		(1)(2)		(1)(3)	(1)(3)	(4)	(4)	(5)	(6)
2024	$9,815,511	$13,568,175	$3,140,696	$15,595,901	$1,152,878	$487,368	$70.52	$119.78	$(33,322)	$0.63
2023	(1)	$4,333,805	(1)	$10,918,980	$1,646,261	$2,393,628	$156.50	$141.06	$728,642	$9.21
2022	(1)	$5,058,869	(1)	$9,484,571	$1,171,608	$1,165,709	$100.04	$129.46	$364,189	$8.70
2021	(1)	$3,542,686	(1)	$4,403,028	$1,151,037	$1,358,857	$70.96	$111.33	$(81,297)	$0.38
2020	(1)	$2,057,996	(1)	$(804,782)	$943,465	$251,535	$60.15	$89.94	$(409,086)	$(4.69)

(1)	NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2024	Mr. Pate and Mr. Monteleone*	Messrs. Creamer, Flores, Hollis, and Pitkin
2023	Mr. Pate	Messrs. Monteleone, Creamer, Flores, Hollis, and Yates
2020 – 2022	Mr. Pate	Messrs. Monteleone, Creamer, and Yates, and Joseph Israel, J. Matthew Vaughn, and Eric Wright

*

Two individuals served as PEO during 2024. Mr. Pate served as PEO until his retirement as Chief Executive Officer effective April 30, 2024. Mr. Monteleone served as PEO upon his appointment as President and Chief Executive Officer effective April 30, 2024.

(2)	Amounts reflect the total compensation for our PEOs, as reported in the Summary Compensation Table for each applicable year.
(3)

Amounts reflect the total compensation for our NEO, as reported in the Summary Compensation Table for each applicable year. The Average of other non-CEO NEOs for all years reflects average Target Total Pay for NEOs not serving as CEO at any time during the year.

COMPENSATION COMMITTEE REPORT                 67

Summary Compensation Table Total for PEO

		Less:	Add:	Add:	Add:	Less:
				Year over
			Fair Value	Year Change	Year over
			of Equity	in Fair Value	Year Change	Fair Value of
	Summary	Grant Date	Awards	of Equity	in Fair Value	Equity Awards
	Compensa-	Fair Value	granted in	Awards	of Unvested	Failing to	Compensa-
	tion Table	of Equity	the Fiscal	Vested in the	Equity Awards	Meet Vesting	tion Actually
Year	total for PEO	Awards*	Year**	Fiscal Year***	Vested**	Conditions****	Paid for PEO
William Monteleone (President and Chief Executive Officer)
2024	$9,815,511	$8,588,051	$3,459,403	$235,350	$(1,781,517)	$—	$3,140,696
William Pate (Former CEO)
2024	$13,568,175	$49,991	$38,238	$2,039,479	$—	$—	$15,595,901
2023	$4,333,805	$1,837,523	$2,432,789	$790,193	$5,199,716	$—	$10,918,980
2022	$5,058,869	$3,302,299	$6,263,376	$(240,972)	$1,705,597	$—	$9,484,571
2021	$3,542,686	$2,385,201	$2,429,860	$346,696	$468,987	$—	$4,403,028
2020	$2,057,996	$1,291,985	$981,477	$(1,281,483)	$(1,270,787)	$—	$(804,782)

Summary Compensation Table Total for NEOs (other than PEO)

		Less:	Add:	Add:	Add:	Less:
				Year over
	Summary		Fair Value	Year Change	Year over
	Compensa-		of Equity	in Fair Value	Year Change	Fair Value of	Compensa-
	tion Table	Grant Date	Awards	of Equity	in Fair Value	Equity Awards	tion Actually
	total for	Fair Value	granted in	Awards	of Unvested	Failing to	Paid for NEOs
	NEOs (other	of Equity	the Fiscal	Vested in the	Equity Awards	Meet Vesting	(other than
Year	than PEO)	Awards*	Year**	Fiscal Year***	Vested**	Conditions****	PEO)
2024	$1,152,878	$497,284	$208,505	$4,128	$(380,859)	$—	$487,368
2023	$1,646,261	$597,006	$663,287	$279,365	$401,721	$—	$2,393,628
2022	$1,171,608	$357,281	$413,789	$(96,042)	$209,655	$176,020	$1,165,709
2021	$1,151,037	$647,449	$630,706	$107,416	$138,472	$21,326	$1,358,857
2020	$943,465	$422,414	$318,935	$(194,725)	$(393,726)	$—	$251,535

*	Sum of Stock Awards and Option Awards from Summary Compensation Table.
**	Fair value calculated as of the year end.
***	Fair value calculated as of the vesting date.
****	Fair value at the end of the prior year.
(4)

The Company’s Total Shareholder Return (“TSR”) and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation S-K. The Peer Group used to determine the Company’s Peer Group TSR for each applicable fiscal year is our peer group as disclosed in this proxy statement. See the “Customized Peer Group” section of this proxy statement for an explanation of the change to the Company’s Peer Group. The following table sets forth information regarding the Company’s current Peer Group TSR and the Company’s prior Peer Group TSR for the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020.

COMPENSATION
COMMITTEE REPORT

	Prior Peer Group Total Shareholder Return	Current Peer Group Total Shareholder Return
2024	$119.71	$119.78
2023	$140.49	$141.08
2022	$127.97	$129.47
2021	$109.85	$111.33
2020	$88.27	$89.94

(5)	Amounts reflect the Company’s net income as reported in our audited financial statements for the applicable year.
(6)

While we use numerous financial and non-financial performance measures to evaluate performance under our compensation programs, Modified Free Cash Flow per share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link the compensation actually paid to NEOs to company performance.

COMPENSATION COMMITTEE REPORT                 69

Discussion and Analysis

In accordance with Item 402(v) requirements, we are providing the following charts to describe the relationships between information presented in the Pay versus Performance Table.

(1)	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Cumulative TSR of Company and the Peer Group

The following graph illustrates the trend in “compensation actually paid” over the five years compared to our TSR performance, as well TSR relative to our peer group. This illustrates that compensation moved in alignment with our TSR performance in 2021, 2022, 2023, and 2024 with the exception of compensation for Mr. Pate as more fully described in Board’s Leadership Structure and Strong Independent Oversight section. Our change in TSR performance was greater than our peer groups change in TSR performance from 2023 to 2024.

Compensation Actually Paid vs. TSR Performance

COMPENSATION
COMMITTEE REPORT

(2)	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Net Income (Loss)

The graph below illustrates the trend in “compensation actually paid” over the five years to our GAAP Net Income (Loss). This illustrates that from 2021 to 2024 compensation moved in alignment with net income, increasing as net income increased and decreasing as net income decreased with the exception of compensation for Mr. Pate in 2024 as more fully described in Board’s Leadership Structure and Strong Independent Oversight section.

Compensation Actually Paid vs. Net Income (Loss)

COMPENSATION COMMITTEE REPORT                 71

(3)	Relationship Between Compensation Actually Paid for CEO and NEOs (Average) vs. Non-GAAP Modified Free Cash Flow per Share

The graph below illustrates the trend in “compensation actually paid” over the five years to our Modified Free Cash Flow per share (non-GAAP). The definition of Modified Free Cash Flow set forth above in this proxy statement is divided by the number of Company common shares outstanding during the applicable period to determine Modified Free Cash Flow per share. This illustrates that from 2021 to 2023 compensation increased and moved in alignment with Modified Free Cash Flow per share as it increased and in 2024 compensation decreased and moved in alignment with Modified Free Cash Flow per share as it decreased with the exception of compensation for Mr. Pate in 2024 as more fully described in Board’s Leadership Structure and Strong Independent Oversight section.

Compensation Actually Paid vs. Modified FCF Per Share (non-GAAP)

COMPENSATION
COMMITTEE REPORT

Performance Measures for Determining Executive Compensation

As also required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, below is a list of the performance measures that are considered the most important by the Company in determining executive compensation for the 2024 performance year. The performance measures included in this table are not ranked by relative importance.

Most Important 2024 Performance Measures for Determining Executive Compensation

Financial Measures

Modified Free Cash Flow per Share (non-GAAP)

Adjusted EBITDA (non-GAAP)

Non-Financial Measures

Safety

Throughput

Core Values

Other Strategic and Growth Initiatives

COMPENSATION COMMITTEE REPORT                 73

Grants of Plan-Based Awards in 2024 Table. The following table sets forth certain information with respect to possible payouts to the Named Executive Officers under our Annual Incentive Plan and each grant of an award made to the Named Executive Officers in 2024 under the 2012 Long-Term Incentive Plan:

	Estimated Possible Payments Under Non-Equity Incentive Plan Awards (1)				Estimated Future Payouts Under Equity Incentive Plan Awards (2) (3)			All Other Stock Awards Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (4)	Exercise or Base Price of Option Awards ($/ share)	Grant Date Fair Value of Stock and Option Awards (2)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
William	n/a	$—	$795,000	$1,669,500	$—	$—	$—	—	—	$—	$—
Pate (5)	07/05/2024 (6)	$—	$—	$—	$—	$—	$—	1,015	—	$—	$24,989
	10/05/2024 (6)	$—	$—	$—	$—	$—	$—	1,318	—	$—	$25,002
William	n/a	$—	$400,000	$840,000	$—	$—	$—	—	—	$—	$—
Monteleone	02/23/2024 (7)	$—	$—	$—	$—	$—	$—	35,988	—	$—	$1,406,771
	02/23/2024	$—	$—	$—	$—	$625,010	$1,250,020	—	—	$—	$—
	4/30/2024	$—	$—	$—	$—	$—	$—	—	350,000	$30.80	$6,556,270
Richard	n/a	$—	$330,000	$693,000	$—	$—	$—	—	—	$—	$—
Creamer	02/23/2024 (7)	$—	$—	$—	$—	$—	$—	8,443	—	$—	$330,037
	02/23/2024	$—	$—	$—	$—	$330,037	$660,074	—	—	$—	$—
Shawn Flores	n/a	$—	$240,000	$504,000	$—	$—	$—	—	—	$—	$—
	02/23/2024 (7)	$—	$—	$—	$—	$—	$—	6,396	—	$—	$250,020
	02/23/2024	$—	$—	$—	$—	$250,020	$500,039	—	—	$—	$—
Jeffery R.	n/a	$—	$234,000	$491,400	$—	$—	$—	—	—	$—	$—
Hollis	02/23/2024 (7)	$—	$—	$—	$—	$—	$—	4,989	—	$—	$195,020
	02/23/2024	$—	$—	$—	$—	$195,020	$390,040	—	—	$—	$—
Terrill Pitkin	n/a	$—	$234,000	$491,400	$—	$—	$—	—	—	$—	$—
	02/23/2024 (7)	$—	$—	$—	$—	$—	$—	5,615	—	$—	$219,490
	02/23/2024	$—	$—	$—	$—	$219,490	$438,981	—	—	$—	$—

(1)	Amounts represent possible payouts under our Annual Incentive Plan.
(2)

The amounts shown represent the aggregate grant date fair value for stock and option awards granted to the Named Executive Officers pursuant to the 2012 Long- Term Incentive Plan computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in “Note 19 - Stockholders’ Equity” to our audited financial statements for the fiscal year ended December 31, 2024, included in our 2024 Annual Report on Form 10-K filed with the SEC on February 28, 2025.

(3)	Award cliff vests at the end of three years at levels between 0% to 200% based certain financial and total stock performance goals.
(4)	Represents the number of nonqualified stock options granted in 2024 to the Named Executive Officers pursuant to the 2012 Long-Term Incentive Plan. These options cliff vest on April 30, 2029.
(5)

Mr. Pate retired as Chief Executive Officer effective April 30, 2024. In connection with Mr. Pate’s retirement and agreement to continue to serve as a Board member and on the Executive Committee, the Company vested (a) 47,890 shares of unvested restricted common stock net of applicable taxes, (b) 42,476 performance restricted stock units net of applicable taxes, and (c) 202,753 stock options net of applicable taxes on May 1, 2024.

(6)	Represents the number of shares of restricted stock granted in 2024 to Mr. Pate as a non-employee director. Awards have a one-year vesting period.
(7)

Represents the number of shares of restricted stock granted in 2024 to the Named Executive Officers pursuant to the 2012 Long-Term Incentive Plan. Awards of restricted stock vest ratably over a three-year period.

COMPENSATION
COMMITTEE REPORT

Narrative Disclosure to Summary Compensation Table. See “Employment Agreements” for the material terms of our employment agreements and arrangements with our Named Executive Officers. See “Compensation Discussion and Analysis” for an explanation of the amount of salary and bonus in proportion to total compensation. See the footnotes to the Summary Compensation Table and the Grant of Plan-Based Awards in 2024 Table for narrative disclosure with respect to those tables.

Outstanding Equity Awards at Fiscal Year-End Table. The following table sets forth certain information with respect to option and stock awards held by each Named Executive Officer as of December 31, 2024. The table does not include information regarding any equity-based awards related to 2024 performance that were granted to the Named Executive Officers in 2025.

Outstanding Equity Awards at Fiscal Year-End December 31, 2024

				Option Awards						Stock Awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive play awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
William Pate (9)	10/5/2024	(2)	—	—	—	$—	—	1,318	$21,602	—	$—
	7/5/2024	(2)	—	—	—	$—	—	1,015	$16,636	—	$—
	2/18/2022	(3)	326,056	—	—	$14.91	2/18/30	—	$—	—	$—
	2/19/2021	(3)	158,898	—	—	$16.52	2/19/29	—	$—	—	$—
	2/21/2020	(3)	100,355	—	—	$19.73	2/20/28	—	$—	—	$—
	2/26/2019	(3)	104,400	—	—	$17.00	2/25/27	—	$—	—	$—
	2/27/2018	(3)	100,346	—	—	$17.34	2/26/26	—	$—	—	$—
	10/12/2015	(4)	150,000	—	—	$21.44	10/11/25	—	$—	—	$—
William Monteleone	4/30/2024	(5)	—	350,000	—	$30.80	4/30/34	—	$—	—	$—
	2/23/2024	(6)	—	—	—	$—	—	—	$—	15,989	$262,060
	2/23/2024	(7)	—	—	—	$—	—	35,989	$589,860	—	$—
	2/16/2023	(6)	—	—	—	$—	—	—	$—	18,202	$298,331
	2/16/2023	(7)	—	—	—	$—	—	12,134	$198,876	—	$—
	2/18/2022	(8)	33,400	33,401	—	$14.91	2/18/30	—	$—	—	$—
	2/18/2022	(7)	—	—	—	$—	—	5,567	$91,243	—	$—
	2/19/2021	(8)	45,218	15,073	—	$16.52	2/19/29	—	$—	—	$—
	2/19/2021	(8)	—	—	—	$—	—	4,552	$74,607	—	$—
	2/21/2020	(8)	48,657	—	—	$19.73	2/20/28	—	$—	—	$—
	2/26/2019	(8)	50,625	—	—	$17.00	2/25/27	—	$—	—	$—
	2/27/2018	(8)	48,659	—	—	$17.34	2/26/26	—	$—	—	$—
Richard Creamer	2/23/2024	(6)	—	—	—	$—	—	—	$—	8,443	$138,381
	2/23/2024	(7)	—	—	—	$—	—	8,443	$138,831	—	$—
	2/16/2023	(6)	—	—	—	$—	—	—	$—	10,703	$175,422
	2/16/2023	(7)	—	—	—	$—	—	7,134	$116,926	—	$—
	4/25/2022	(8)	—	—	—	$—	—	8,591	$140,806	—	$—

COMPENSATION COMMITTEE REPORT                 75

				Option Awards						Stock Awards
Name	Grant date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive play awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units that have not vested (#)	Market value of shares or units of stock that have not vested ($) (1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Shawn Flores	2/23/2024	(6)	—	—	—	$—	—	—	$—	6,396	$104,830
	2/23/2024	(7)	—	—	—	$—	—	6,396	$104,830	—	$—
	2/16/2023	(6)	—	—	—	$—	—	—	$—	8,409	$137,824
	2/16/2023	(7)	—	—	—	$—	—	5,606	$91,882	—	$—
	2/18/2022	(8)	—	—	—	$—	—	3,354	$54,972	—	$—
	7/29/2021	(8)	—	—	—	$—	—	3,842	$62,970	—	$—
	2/19/2021	(8)	—	—		$—	—	1,565	$25,650	—	$—
Jeffrey R. Hollis	2/23/2024	(6)	—	—	—	$—	—	—	$—	4,989	$81,770
	2/23/2024	(7)	—	—	—	$—	—	4,989	$81,770	—	$—
	2/16/2023	(6)	—	—	—	$—	—	—	$—	8,282	$135,742
	2/16/2023	(7)	—	—	—	$—	—	5,520	$90,473	—	$—
	2/18/2022	(8)	—	—	—	$—	—	3,689	$60,463	—	$—
	2/19/2021	(8)	—	—	—	$—	—	1,117	$18,308	—	$—
Terrill Pitkin	2/23/2024	(6)	—	—	—	$—	—	—	$—	5,615	$92,030
	2/23/2024	(7)	—	—	—	$—	—	5,615	$92,030	—	$—
	2/16/2023	(7)	—	—	—	$—	—	2,854	$46,777	—	$—
	2/18/2022	(8)	—	—	—	$—	—	3,689	$60,463	—	$—
	2/19/2021	(8)	—	—	—	$—	—	1,893	$31,026	—	$—

(1)	Market value based on closing price of $16.39 on December 31, 2024, the last trading day of 2024. The value is stated before payment of applicable taxes.
(2)	Award has a one-year vesting period.
(3)	Award vested on May 1, 2024 in connection with Mr. Pate’s retirement as Chief Executive Officer. The option terminates immediately prior to the eighth anniversary of the grant date.
(4)	Award vested on October 12, 2020. The option terminates immediately prior to the fifth anniversary of the vesting date.
(5)	Award cliff vests on April 30, 2029. The option terminates immediately prior to the fifth anniversary of the vesting date.
(6)	Award cliff vests at the end of three years at levels between 0% to 200% based certain financial and total stock performance goals.
(7)	Award has a three-year ratable vesting schedule with one-third of each award vesting each year on the anniversary of the grant.
(8)	Award has a four-year ratable vesting schedule with one-fourth of each award vesting each year on the anniversary of the grant.
(9)	Mr. Pate retired as Chief Executive Officer effective April 30, 2024.

COMPENSATION
COMMITTEE REPORT

Option Exercises and Stock Vested Table. The following table sets forth certain information regarding the exercise of options and the vesting of stock awards by each Named Executive Officer during 2024:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (3)
William Pate (4)	71,918	$110,754	179,780	$7,066,643
William Monteleone	27,740	$21,915	36,611	$1,447,391
Richard Creamer	—	$—	7,864	$281,526
Shawn Flores	—	$—	10,836	$373,319
Jeffrey R. Hollis	—	$—	6,420	$254,843
Terrill Pitkin	—	$—	6,305	$249,753

(1)

Represents the gross number of shares received by the named executive officer before deducting any shares withheld from (i) an option’s exercise to pay the exercise price and/or tax obligation, or (ii) the vesting of restricted stock or performance shares to pay the resulting tax obligation.

(2)

The reported value is determined by multiplying (i) the number of option shares, times (ii) the difference between the closing market price of the common stock on the date of exercise and the exercise price of the stock option. The value is stated before payment of applicable taxes.

(3)

The reported value is determined by multiplying number of vested shares by the closing market price of the shares on the vesting date. If the vesting date falls on a non-business day, the reported value is determined using the closing market price of the shares on the last business day before the vesting date. The value is stated before payment of applicable taxes.

(4)

Mr. Pate retired as Chief Executive Officer effective April 30, 2024. In connection with Mr. Pate’s retirement and his agreement to continue to serve as a member of the Board and the Executive committee, the Company vested (a) 47,890 shares of unvested restricted common stock, net of applicable taxes, and (b) 42,476 performance restricted stock units, net of applicable taxes. The value of the accelerated restricted common stock and performance restricted stock units was calculated based on the closing stock price of $39.09 per share on February 23, 2024.

Employment Agreements. We have “at will” employment arrangements with the Named Executive Officers employed by the Company as of December 31, 2024. The material terms and conditions of each of the employment arrangements are summarized below.

William Monteleone, President & Chief Executive Officer

On September 25, 2013, we entered into an “at will” employment arrangement with William Monteleone. Under the terms of the letter, Mr. Monteleone was entitled to receive an annual base salary of $350,000 paid in accordance with the Company’s payroll practices. Mr. Monteleone’s prorated annual base salary in 2024 was $670,833. His salary was increased to $750,000 upon his appointment to Chief Executive Officer effective April 30, 2024. Mr. Monteleone is also eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Richard Creamer, Executive Vice President, Refining and Logistics

On March 28, 2022, we entered into an “at will” employment arrangement with Richard Creamer. Under the terms of the letter, Mr. Creamer is entitled to receive an annual base salary of $420,000 paid in accordance with the Company’s payroll practices. Mr. Creamer’s annual base salary in 2024 was $500,000. Mr. Creamer is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

COMPENSATION COMMITTEE REPORT                 77

Shawn Flores, Senior Vice President, Chief Financial Officer

On December 13, 2022, we entered into an “at will” employment arrangement with Shawn Flores. Under the terms of the letter, Mr. Flores is entitled to receive an annual base salary of $350,000 paid in accordance with the Company's payroll practices. Mr. Flores’s annual base salary in 2024 was $425,000. Mr. Flores is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Jeffrey R. Hollis, Senior Vice President, General Counsel, and Secretary

On December 15, 2022, we entered into an “at will” employment arrangement with Jeffrey R. Hollis. Mr. Hollis’ annual base salary in 2024 was $420,000. Mr. Hollis is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Terrill Pitkin, Senior Vice President, Planning & Commercial

On October 28, 2014, we entered into an “at will” employment arrangement with Terrill Pitkin. Mr. Pitkin’s annual base salary in 2024 was $350,000. Mr. Pitkin is eligible to participate in any benefit plans that may be offered from time to time by us to our employees generally and in our 401(k) plan, in each case subject to his satisfaction of the applicable eligibility provisions.

Policy for the Recovery of Erroneously Award Compensation (‘‘Clawback Policy’’)

On October 24, 2023, our Board of Directors adopted a written policy addressing the recoupment of incentive-based compensation from current or former executive officers to ensure compliance with the requirements of the Dodd-Frank Act, Section 10D and Rule 10D-1 of the Exchange Act and the applicable NYSE Rules. Under the Clawback Policy, upon the occurrence of an accounting restatement of the Company’s financial statements, the Compensation Committee shall recover clawback-eligible incentive-based compensation received by certain officers (as defined in Rule 16a-1 of the Exchange Act), subject to limited exceptions. Recoupment will be required regardless of whether or not any of the covered officers engaged in fraud or misconduct or contributed to the restatement. The Company did not have an accounting restatement in 2024.

Potential Payments upon Termination or Change in Control

The following tables further describe the benefits and potential payments upon termination or a change in control for our Named Executive Officers as of December 31, 2024. Certain shares of restricted stock, options and performance restricted stock units granted to our Named Executive Officers under the 2012 Long-Term Incentive Plan will automatically vest in their entirety upon certain events such as a change of control or a termination of their employment due to death, disability or without cause. Our Named Executive Officers would be entitled to certain payments under our Severance Plan to the extent such payments are not set forth in their employment arrangement with us in the event of a termination of their employment due to death, disability, a change in control or termination without cause.

COMPENSATION
COMMITTEE REPORT

Name (1)(2)	Termination For Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
William Monteleone President
Salary continuation	$750,000	$—	$750,000	$500,000	$—	$1,500,000
Average 3-year bonus	$575,050	$—	$575,050	$575,050	$—	$575,050
Restricted Stock (Unvested and Accelerated)	$—	$—	$954,586	$954,586	$—	$954,586
Stock Options (Unvested and Accelerated)	$—	$—	$49,433	$49,433	$—	$49,433
Performance Restricted Stock Units (Unvested and Accelerated) (3)	$—	$—	$560,390	$560,390	$—	$560,390
Richard Creamer Executive Vice President, Refining and Logistics
Salary continuation	$500,000	$—	$500,000	$333,333	$—	$750,000
Average 3-year bonus	$541,822	$—	$541,822	$541,822	$—	$541,822
Restricted Stock (Unvested and Accelerated)	$—	$—	$396,114	$396,114	$—	$396,114
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
Performance Restricted Stock Units (Unvested and Accelerated) (3)	$—	$—	$313,803	$313,803	$—	$313,803
Shawn Flores Senior Vice President, Chief Financial Officer
Salary continuation	$425,000	$—	$425,000	$283,334	$—	$637,500
Average 3-year bonus	$318,671	$—	$318,671	$318,671	$—	$318,671
Restricted Stock (Unvested and Accelerated)	$—	$—	$340,306	$340,306	$—	$340,306
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
Performance Restricted Stock Units (Unvested and Accelerated) (3)	$—	$—	$242,654	$242,654	$—	$242,654

COMPENSATION COMMITTEE REPORT                 79

Name (1)(2)	Termination For Good Reason ($)	For Cause Termination ($)	Involuntary Not for Cause Termination ($)	Death or Disability ($)	Retirement ($)	After a Change in Control ($)
Jeffrey R. Hollis Senior Vice President, General Counsel, and Secretary
Salary continuation	$420,000	$—	$420,000	$280,000	$—	$630,000
Average 3-year bonus	$296,579	$—	$296,579	$296,579	$—	$296,579
Restricted Stock (Unvested and Accelerated)	$—	$—	$251,013	$251,013	$—	$251,013
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
Performance Restricted Stock Units (Unvested and Accelerated) (3)	$—	$—	$217,512	$217,512	$—	$217,512
Terrill Pitkin Senior Vice President, Planning & Commercial
Salary continuation	$350,000	$—	$350,000	$233,334	$—	$525,000
Average 3-year bonus	$145,488	$—	$145,488	$145,488	$—	$145,488
Restricted Stock (Unvested and Accelerated)	$—	$—	$230,296	$230,296	$—	$230,296
Stock Options (Unvested and Accelerated)	$—	$—	$—	$—	$—	$—
Performance Restricted Stock Units (Unvested and Accelerated) (3)	$—	$—	$92,030	$92,030	$—	$92,030

(1)

For purposes of this analysis, Par Pacific assumed the effective date of termination is the last business day of 2024 and that the price per share of our common stock on the date of termination is $16.39, the closing price on December 31, 2024, the last trading day of 2024. Values provided are stated before payment of applicable taxes.

(2)	For purposes of valuing the stock options, we assumed the stock options were exercised on December 31, 2024.
(3)	Amounts reflect performance restricted stock units issued at 100% of the targeted amount.

Retirement Benefits

William Pate retired as Chief Executive Officer effective April 30, 2024. In connection with his retirement and agreement to continue to serve as a member of the Board and the Executive committee, the Company accelerated the vesting of his unvested equity awards. The value of the accelerated restricted common stock, performance restricted stock units, and stock options was calculated based on the closing stock price of $39.09 per share on February 23, 2024, resulting in a total reported value of $9,120,181. Additionally, Mr. Pate’s option awards were modified to allow for the exercise period to extend through the original contractual term of each award resulting in a value of $3,191,740 computed in accordance with FASB ASC Topic 718.

COMPENSATION
COMMITTEE REPORT

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans as of December 31, 2024:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,565,088	$20.21	2,499,287
Equity compensation plans not approved by security holders	—	$—	—
Total	1,565,088	$20.21	2,499,287

(1)	Includes shares subject to options outstanding under the Company’s Long-Term Incentive Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship between the annual total compensation of our median employee (based on annual total compensation of our employees other than Mr. Monteleone) and the annual total compensation of William Monteleone, our Chief Executive Officer. Since Mr. Monteleone was appointed Chief Executive Officer on April 30, 2024, we annualized his 2024 compensation to reflect a full year as Chief Executive Officer. His base salary changed from $525,000 to $750,000 on April 30, 2024 in connection with his appointment. Mr. Monteleone’s annualized 2024 compensation as Chief Executive Officer (assuming he was in such role for the entire year) for purposes of our pay ratio disclosure under Item 402(u) of SEC Regulation S-K, is $9,902,765. Mr. Monteleone’s total compensation in the Summary Compensation Table has been adjusted from $9,815,511 to $9,902,765 to reflect the annualization of his salary, increasing it from the actual amount paid ($662,746) to his full annual salary of $750,000. The pay ratio calculated for 2024 by the Company is a reasonable estimate calculated in accordance with SEC rules and methods for disclosure. Due to estimates, assumptions, adjustments, and statistical sampling permitted under the rules, pay ratio disclosures may involve a degree of imprecision and may not be consistent with the methodologies incorporated by other companies. In 2024, the annual total compensation of our median employee (other than Mr. Monteleone) was $114,414. As a result, the ratio of our CEO's 2024 annualized total compensation to that of the median employee was approximately 87:1.

COMPENSATION COMMITTEE REPORT                 81

2024 CEO Pay Ratio Methodology

To determine our median employee in 2024, we identified approximately 1,768 employees (other than Mr. Monteleone) who were employed by the Company on December 31, 2024, and received a 2024 Form W-2 from the Company. To identify median employee total compensation and for purposes of determining the compensation paid to the employees under consideration, we used earnings subject to Medicare tax as reported in Box 5, “Medicare wages and tips,” on each employee’s 2024 Form W-2. We did not annualize the compensation of anyone who was employed by us for only part of the year. We chose for the CEO pay ratio to be based on Mr. Monteleone’s compensation as he was serving as CEO on December 31, 2024, the date we used to identify the median employee.

The Company determined that this method was the most straightforward, consistent, and administratively efficient way to base this analysis. Par Pacific generally does not employ seasonal or temporary workers; therefore, they did not have a significant impact on our employee population, or the median total compensation calculation and no annualizing adjustments were made by the Company. Par Pacific does not have any employees located in a jurisdiction outside the United States.

Using this methodology, we determined the Company’s “median employee.” Once we made this determination, we then determined the median employee’s annual total compensation in the same manner that we determined the annual total compensation of our named executive officers for purposes of the Summary Compensation Table.

Corporate Governance

Code of Business Conduct and Ethics

The Board has adopted and periodically updates the Code of Business Conduct for our employees, executive officers and directors. The Code of Business Conduct provides guidance to the Board and management in areas of ethical business conduct and risk and provides guidance to employees and directors by helping them to recognize and deal with ethical issues including, but not limited to (i) conflicts of interest, (ii) gifts and entertainment, (iii) confidential information, (iv) fair dealing, (v) protection and proper use of company assets, and (vi) legal compliance. We have provided to our directors, officers, employees, customers, and any other member of the public a toll-free compliance helpline and website by which they may report on an anonymous basis any suggestions, recommendations, questions, observations of unethical behavior, or any suspected violations of our Code of Business Conduct. A copy of the Code of Business Conduct may be found on our website at https://www.parpacific.com/code-business-conduct-and-ethics.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs transactions in our securities by the Company's directors, officers and employees, and the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, which is included as Exhibit 19.1 in our Annual Report on Form 10-K filed with the SEC on February 28, 2025.

Certain Relationships and Related Transactions

Policies and Procedures with Respect to Related Party Transactions

The Board has recognized that transactions between us and certain related persons present a heightened risk of conflicts of interest. To ensure that we act in the best interests of our stockholders, the Board has delegated the review and approval of related party transactions to the Audit Committee in accordance with our written Audit Committee Charter. After its review, the Audit Committee will only approve or ratify transactions that are fair to us and not inconsistent with the best interests of us and our stockholders. Any director who has an interest in a related party transaction will recuse himself from any consideration of such related party transaction.

COMPENSATION
COMMITTEE REPORT

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2024, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that Richard Creamer was late in filing one Form 4 disclosing one transaction; Shawn Flores was late in filing two Form 4s disclosing three transactions; Ivan Guerra was late in filing two Form 4s disclosing three transactions; Jeffrey Hollis was late in filing two Form 4s disclosing three transactions; Danielle Mattiussi was late in filing one Form 4 disclosing one transaction; William Monteleone was late in filing two Form 4s disclosing five transactions; and William Pate was late in filing two Form 4s disclosing five transactions.

Other Matters

Our Annual Report to Stockholders on Form 10-K covering the fiscal year ended December 31, 2024, our Quarterly Reports on Form 10-Q and other information, including our Code of Business Conduct, are available on our website (www.parpacific.com) and may also be obtained by calling (832) 916-3392 or writing to the address below:

PAR PACIFIC HOLDINGS, INC.

Investor Relations

825 Town and Country Lane, Suite 1500

Houston, Texas 77024

The persons designated to vote shares covered by our Board of Directors’ proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

Deadline for Receipt of Stockholder Proposals

If you want us to consider including a proposal in our proxy statement for our 2026 annual meeting of stockholders you must deliver a copy of your proposal to Par Pacific’s Secretary at our principal executive offices at 825 Town and Country Lane, Suite 1500, Houston, Texas, 77024 no later than November 21, 2025. If the date of Par Pacific’s 2026 annual meeting of stockholders is more than 30 calendar days before or after the one-year anniversary date of our 2025 annual meeting, the deadline is a reasonable time before we begin to print and send our proxy materials.

If you intend to present a proposal at our 2026 annual meeting of stockholders, including the nomination of persons for election to the Board of Directors, but you do not intend to have it included in our 2026 Proxy Statement, you must deliver a copy of your proposal, which must contain certain information specified in our Bylaws, to Par Pacific’s Secretary at our principal executive offices listed above not less than 90 days nor more than 120 days prior to the date of 2026 annual meeting of stockholders, provided that in the event that public disclosure of the date of the meeting is first made less than one hundred days prior to the date of the meeting, your notice must be received not later than the close of business on the tenth day following the day on which such public disclosure of the date of the 2026 annual meeting was made. If we do not receive notice of your proposal within this time frame, our management will use its discretionary authority to vote the shares it represents as our Board of Directors may recommend. In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, if you intend to solicit proxies in support of director nominees, other than the Company’s nominees, you must also comply with the additional requirements of Rule 14a-19 of the Exchange Act.

COMPENSATION COMMITTEE REPORT                 83

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Several brokers with account holders who are Par Pacific stockholders will be “householding” our proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of stockholder meeting materials, please notify your broker or Par Pacific. Direct your written request to Investor Relations at Par Pacific Holdings, Inc., 825 Town and Country Lane, Suite 1500, Houston, Texas 77024; (832) 916-3392. Stockholders who currently receive multiple copies of stockholder meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Sincerely,

Jeffrey R. Hollis

Senior Vice President, General Counsel, and Secretary

March 21, 2025

COMPENSATION
COMMITTEE REPORT

Exhibit A

SECOND AMENDMENT

TO

PAR PACIFIC HOLDINGS, INC.

2018 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the Board of Directors (the “Board”) of Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), approved the Par Pacific Holdings, Inc. Employee Stock Purchase Plan (the “Original ESPP”) on and effective on February 27, 2018, and the Company’s stockholders approved the Original ESPP on May 8, 2018;

WHEREAS, the Board approved the Amendment to Par Pacific Holdings, Inc. 2018 Employee Stock Purchase Plan (the “Amendment to ESPP” and together with the Original ESPP, the “Original Amended ESPP”) on March 8, 2023, and the Company’s stockholders approved the Amendment to ESPP on May 2, 2023;

WHEREAS, 800,000 Shares were authorized for issuance under the Original Amended ESPP, of which 561,459 Shares have been issued; and

WHEREAS, on February 21, 2025, the Board approved a second amendment to the Original ESPP to authorize an additional 500,000 Shares to be available for issuance under the Original Amended ESPP, effective and subject to stockholder approval of the additional Shares at the Company’s 2025 annual stockholders meeting on May 1, 2025.

NOW, THEREFORE, Section 9 of the Original Amended ESPP is hereby amended and restated in its entirety as follows from and after May 1, 2025:

“9. Stock Subject to Plan.

The maximum number of Shares that may be issued pursuant to the Plan is 738,541, subject to adjustment in accordance with Section 22. At the option of the Company, the Shares delivered pursuant to the Plan may be authorized, but previously unissued shares or treasury shares or shares purchased in the open market or privately negotiated transactions for the purposes of the Plan.”

All capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Original Amended ESPP.

EXHIBIT A                 65

PAR PACIFIC HOLDINGS, INC.

Proxy for Annual Meeting of Stockholders on May 1, 2025

Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints William Monteleone and Jeffrey R. Hollis, each of them with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Par Pacific Holdings, Inc., to be held on May 1, 2025 and at any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held virtually at 8:30 a.m. (CT) on May 1, 2025. In order to attend the meeting, you must register at https://web.viewproxy.com/parpacific/2025

This Proxy, when properly executed, will be voted in the manner specified by the undersigned stockholder on the reverse side. If no direction is made, this Proxy will be voted FOR all nominees in the election of directors in Proposal 1, FOR Proposal 2, FOR Proposal 3, and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting and at any adjournment or postponement of said meeting.

(Continued and to be signed on the reverse side.)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card are available at:

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL NOMINEES IN THE ELECTION OF DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

Please mark your votes like this ☒

1. ELECTION OF DIRECTORS

01 Robert Silberman	06 Patricia Martinez
02 Curtis Anastasio	07 William Monteleone
03 Timothy Clossey	08 William Pate
04 Philip S. Davidson	09 Eric Yeaman
05 Katherine Hatcher	10 Aaron Zell

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (SEE INSTRUCTIONS BELOW)

INSTRUCTIONS: To withhold authority to vote for any individual, mark "For All Except" and write the nominee's name(s) on the line below.

I plan on attending the meeting ☐

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Date: ______________________

____
Signature

____
Signature (if held jointly)

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in the partnership's name by authorized person.

Address Change/Comments: (If you noted any Address Changes and/or comments above, please mark the box.) ☐

CONTROL NUMBER

→ [ ]

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when authorizing your proxy to vote by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:
Go to www.AALVote.com/PARR

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:
Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call.

Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.